UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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permitted by Rule 14a-6(e)(2)).
☑	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ORBCOMM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 24, 2015

Dear Shareholder:

You are cordially invited to attend our 2015 Annual Meeting of Shareholders.

We will hold the Annual Meeting at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, on Wednesday, April 22, 2015, at 8:00 a.m., local time. At the meeting we will discuss and act on the matters described in the Proxy Statement. At this year’s meeting, you will have an opportunity to vote on the election of two directors, ratify the selection of KPMG LLP as our independent registered public accounting firm and cast an advisory vote to approve the Company’s executive compensation, as well as to transact such other business as may properly come before the meeting. Shareholders will then have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

Your vote is important no matter how many or how few shares you own. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone or by returning your proxy card as soon as possible.

Admission tickets are printed on the outside back cover of this Notice of Annual Meeting and Proxy Statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring a copy of a brokerage statement showing your ownership as of the March 2, 2015 record date.

We are providing you the Proxy Statement for our 2015 Annual Meeting of Shareholders and our 2014 Annual Report on Form 10-K. You may also access these materials via the Internet at www.edocumentview.com/orbc. I hope you find them interesting and useful in understanding your company.

Sincerely yours,

Jerome B. Eisenberg

Chairman of the Board

ORBCOMM Inc.

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Notice of 2015 Annual Meeting of Shareholders

To the Shareholders of ORBCOMM Inc.:

The 2015 Annual Meeting of Shareholders of ORBCOMM Inc. will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, on Wednesday, April 22, 2015, at 8:00 a.m., local time, for the following purposes:

(a) to elect two members to our board of directors with terms expiring at the Annual Meeting in 2018;

(b) to ratify the appointment by the Audit Committee of our board of directors of KPMG LLP as our independent registered public accounting firm for fiscal year 2015; and

(c) to cast an advisory vote to approve the Company’s executive compensation.

Only shareholders of record at the close of business on March 2, 2015 will be entitled to notice of, and to vote at, the 2015 Annual Meeting and any postponements, adjournments or delays thereof. A list of such shareholders will be available for inspection by any shareholder at the 2015 Annual Meeting and at the offices of the Company at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662, for at least ten (10) days prior to the 2015 Annual Meeting.

Shareholders are requested to submit a proxy for voting at the 2015 Annual Meeting over the Internet, by telephone or by completing, signing, dating and returning a proxy card in the enclosed postage-paid envelope as promptly as possible. Submitting your vote via the Internet, by telephone or by returning a proxy card will not affect your right to vote in person should you decide to attend the 2015 Annual Meeting.

By order of the Board of Directors,

Christian G. Le Brun

Secretary

March 24, 2015

ORBCOMM Inc.

Proxy Statement for the 2015 Annual Meeting

ORBCOMM Inc.

Proxy Statement

2015 ANNUAL MEETING

The enclosed proxy is solicited by the board of directors of ORBCOMM Inc. for use in voting at the 2015 Annual Meeting of Shareholders of ORBCOMM Inc. to be held on April 22, 2015, and any postponements, adjournments or delays thereof (the “Annual Meeting” or the “2015 Annual Meeting”), for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Shareholders. This proxy statement and the proxy are first being sent to shareholders and being made available on the Internet (www.edocumentview.com/orbc) on or about March 24, 2015. We will refer to our company in this proxy statement as “we”, “us”, the “Company” or “ORBCOMM”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

What am I Voting On at the Annual Meeting?

You will be voting on the following:

•	The election of two members of our board of directors;

•	The ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

•	An advisory vote to approve the Company’s executive compensation.

Who is Entitled to Vote at the Annual Meeting?

Only holders of record of the Company’s common stock and Series A convertible preferred stock at the close of business on March 2, 2015, the record date for the meeting, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock and 1.66611 votes for each share of Series A convertible preferred stock, in each case held on the record date. There is no cumulative voting. On March 2, 2015, the record date for the Annual Meeting, there were 70,224,554 shares of our common stock and 91,875 shares of our Series A convertible preferred stock outstanding and entitled to vote.

Who may Attend the Annual Meeting?

All shareholders as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares through a broker, bank or other nominee in “street name”, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting. If you want directions to the Annual Meeting, they can be obtained by contacting Chris Moore at (703) 433-6403.

How Do I Vote My Shares?

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares right away. Voting now will not affect your right to attend or your ability to vote at the Annual Meeting.

If you are a registered shareholder (that is, your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates), you may vote:

•

By mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

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By Internet or telephone.    Registered shareholders may vote on the Internet at www.envisionreports.com/orbc by following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•	In person at the meeting. If you attend the meeting you may deliver your proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must provide the brokerage firm, bank, broker-dealer or other similar organization or nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

By Internet or telephone.    Street name holders may vote on the Internet at www.envisionreports.com/orbc and following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•

In person at the meeting.    Contact the broker or other nominee who holds your shares to obtain a “legal” proxy from the broker or other nominee and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a legal proxy from your broker. You will also need to sign a ballot in order to have your vote counted.

If you hold your shares of common stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please sign, date and return the proxy card for each account. You should vote all of your shares of common stock.

How Will My Proxy Be Voted?

If you use the telephone or Internet voting procedures or duly complete, sign and return a proxy card to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our board of directors: “FOR” the election of the nominees for directors set forth herein, “FOR” ratification of the appointment of the independent registered public accounting firm and “FOR” approval of the executive compensation. In addition, if other matters come before the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with their best judgment with respect to such matters.

Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If My Shares Are Held in “Street Name,” How Will My Broker Vote?

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (that is, your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or the advisory vote to approve executive compensation (Proposal 3), but may vote your shares in its discretion with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal 2). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

May I Revoke My Proxy?

For shareholders of record, whether you vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Company so long as it is received prior to the Annual Meeting;

•	casting a later vote using the telephone or Internet voting procedures;

•	submitting a properly signed proxy card with a later date so long as it is received prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

Will My Vote be Confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareholders, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The independent inspector of election and any employees involved in processing proxy instructions and cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

How Many Votes are Needed to Approve a Proposal?

Election of Directors (Proposal 1).    Directors are elected by a plurality of votes cast. This means that the two nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock and Series A convertible preferred stock entitled to vote at the meeting, a quorum being present, will become directors.

Selection of our Independent Registered Public Accounting Firm (Proposal 2); Advisory Vote to Approve Executive Compensation (Proposal 3).    An affirmative vote of the holders of a majority of the voting power of our common stock and Series A convertible preferred stock present in person or represented by proxy and entitled to vote on the matter, a quorum being present, is necessary to (1) ratify the appointment of KPMG LLP as our independent registered public accounting firm and (2) approve our executive compensation.

What Constitutes a Quorum for the Meeting?

The presence in person or by proxy of a majority of the votes represented by shares of our common stock and Series A convertible preferred stock, considered together as a single class, outstanding on the record date is required for a quorum. As of March 2, 2015, there were 70,377,627 votes represented by outstanding shares of our common stock and Series A convertible preferred stock.

How are Votes Counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareholders vote “for”, “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approving Proposals 2 and 3. The shares of a shareholder who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a matter will be counted for purposes of determining whether a quorum is present at the meeting. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has no effect in the election of directors, but has the same legal effect as a vote “against” Proposals 2 and 3. A broker non-vote on a matter is not deemed to be present or represented by proxy for purposes of determining whether shareholder approval of the matter is obtained and has no effect in the election of directors or on Proposal 2 or 3.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2015.

The proxy statement and annual report to stockholders are available at: www.edocumentview.com/orbc

ELECTION OF DIRECTORS (PROPOSAL 1)

Our Restated Certificate of Incorporation provides that the board of directors will consist of three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. One class of directors is elected each year with terms extending to the third annual meeting after such election.

The terms of the two directors in Class III expire at the 2015 Annual Meeting. The board has designated Jerome Eisenberg and Marco Fuchs, upon the recommendation of the Nominating and Corporate Governance Committee, as nominees for election as directors at the 2015 Annual Meeting with terms expiring at the 2018 Annual Meeting of Shareholders. There are seven directors, consisting of two Class I directors, three Class II directors and two Class III directors.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the two nominees specified in “Class III — Nominees for Election as Directors with Terms Expiring in 2018” below. If for any reason any of those nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee as selected by the board of directors, and the Company will provide shareholders with the required biographical information of such substitute nominee in advance of the meeting.

A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” do not have the authority to vote on the election of directors when they do not receive instructions from beneficial owners. Accordingly, a broker non-vote will not be counted as a vote to elect directors.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

For each director nominee and each continuing director, we have stated the nominee’s or continuing director’s name, age and principal occupation; his position, if any, with the Company; his period of service as a director of the Company; his business experience for at least the past five years; other directorships held; and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to conclude that the person should serve as a director of the Company. Each nominee for director has consented to being named in this proxy statement and to serve as a director if elected.

Class III — Nominees for Election as Directors With Terms Expiring at the 2018 Annual Meeting

Jerome B. Eisenberg	Director Since February 2004	Age 75

Mr. Eisenberg has been our non-executive Chairman of the Board since March 2008. He served as our Chairman and Chief Executive Officer from January 2006 to March 2008 and our Chief Executive Officer and President from December 2004 to January 2006. Prior to that, Mr. Eisenberg held a number of positions with ORBCOMM Inc. and with ORBCOMM LLC, including Co-Chief Executive Officer of ORBCOMM Inc. Mr. Eisenberg has worked in the satellite industry since 1993 when he helped found Satcom International Group plc. From 1987 to 1992, he was President and CEO of British American Properties, an investment company funded by European and American investors that acquired and managed various real estate and industrial facilities in various parts of the U.S. Prior thereto, Mr. Eisenberg was a partner in the law firm of Eisenberg, Honig & Folger; CEO and President of Helenwood Manufacturing Corporation (presently known as Tennier Industries), a manufacturer of equipment for the U.S. Department of Defense; and Assistant Corporate Counsel for the City of New York. Mr. Eisenberg is the father of Marc Eisenberg, a member of the board of directors and our Chief Executive Officer. Mr. Eisenberg was a director of GelTech Solutions, Inc. from 2010 to 2013. Mr. Eisenberg’s significant and meaningful knowledge of our company (as former senior management of the Company), significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Marco Fuchs	Director Since February 2004	Age 52

Mr. Fuchs has been a member of the board of directors of ORBCOMM LLC since 2001 and of ORBCOMM Holdings LLC from 2001 to February 2004. Mr. Fuchs is currently the Chief Executive Officer and Chairman of the Managing Board of OHB AG (technology and space), positions he has held since 2000. From 1995 to 2000, Mr. Fuchs worked at OHB System AG, first as a Prokurist (authorized signatory) and then as Managing Director. Prior to that, he worked as a lawyer from 1992 to 1994 for Jones, Day, Reavis & Pogue in New York, and from 1994 to 1995 in Frankfurt am Main. Mr. Fuchs’ significant business and operating experience with satellite companies, significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class I — Continuing Directors With Terms Expiring at the 2016 Annual Meeting

Didier Delepine	Director Since May 2007	Age 67

Mr. Delepine is currently Chairman of the Board of OneAccess S.A. Mr. Delepine served as President and Chief Executive Officer of Equant (now Orange Business Services) (global data networking and managed communications) from 1998 to 2003. From 1995 to 1998, Mr. Delepine served as President and Chief Executive Officer of Equant’s network services division and as Chairman and President of Equant’s Integration Services division, Americas. From 1983 to 1995, Mr. Delepine held a range of senior management positions at SITA, the global telecommunications and technology organization supporting the world’s airlines. Mr. Delepine was a director of Intelsat, Ltd., a global provider of communications services, from 2003 to 2005 and Eircom Group plc, an Irish communications company, from 2003 to 2006. Mr. Delepine was Chairman of the Board of Viatel Ltd., a European network infrastructure company from 2005 to 2013 and a director of Global Telecom & Technology, Inc., a multinational telecommunications and internet provider from 2006 to 2013. Mr. Delepine’s high level managerial experience, service on various boards of directors, strong operational expertise and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Gary H. Ritondaro	Director Since November 2006	Age 68

Mr. Ritondaro retired in 2010 as Senior Vice President and Chief Financial Officer of LodgeNet Interactive Corporation (a NASDAQ company and the largest provider of media and connectivity solutions to the hospitality industry), and served in that position from 2001 to April 2010. He also served as Senior Vice President, Finance, Information and Administration of LodgeNet Interactive Corporation from July 2002 to April 2010. Prior to joining LodgeNet Interactive Corporation, Mr. Ritondaro served as Senior Vice President and Chief Financial Officer for Mail-Well, Inc., an NYSE-listed manufacturer of envelopes, commercial printing and labels, from 1999 to 2001. From 1996 to 1999, Mr. Ritondaro was Vice President and Chief Financial Officer for Ferro Corporation, an NYSE-listed international manufacturer of chemicals, specialty plastics, colors, industrial coatings and ceramics. Mr. Ritondaro’s significant financial expertise, broad understanding of financial issues, significant experience dealing with capital markets, mergers and acquisitions, and his experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class II — Continuing Directors With Terms Expiring at the 2017 Annual Meeting

Marc J. Eisenberg	Director Since March 2008	Age 48

Mr. Eisenberg is our Chief Executive Officer, a position he has held since March 2008. He served as our Chief Operating Officer from February 2007 to March 2008. From June 2006 to February 2007, he was our Chief Marketing Officer and from March 2002 to June 2006, he was our Executive Vice President, Sales and Marketing. He was a member of the board of directors of ORBCOMM Holdings LLC from May 2002 until February 2004. Prior to joining ORBCOMM, from 1999 to 2001, Mr. Eisenberg was a Senior Vice President of Cablevision Electronics Investments, where among his duties he was responsible for selling Cablevision services such as video and internet subscriptions through its retail channel. From 1984 to 1999, he held various positions, most recently as the Senior Vice President of Sales and Operations with the consumer electronics company The Wiz, where he oversaw sales and operations and was responsible for over 2,000 employees and $1 billion a year in sales. Mr. Eisenberg is the son of Jerome B. Eisenberg. Mr. Eisenberg’s significant and meaningful knowledge of our Company, in-depth knowledge of our global operations and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Timothy Kelleher	Director Since March 2008	Age 52

Mr. Kelleher has been a member of our board of directors since March 2008 and previously served as a member of our board of directors from December 2005 to June 2007. He is a Managing Partner of KMCP Advisors II LLC (formerly PCG Capital Partners Advisors II LLC) (investment management), focusing on providing growth capital to established companies, and was previously a Managing Director of Pacific Corporate Group, which he joined in 2002. He is also a Managing Partner of Silver Canyon Group, LLC. Prior to joining Pacific Corporate Group, Mr. Kelleher was a Partner and Senior Vice President at Desai Capital Management Incorporated from 1992 to 2002 and held positions at Entrecanales, Inc., L.F. Rothschild & Co. Incorporated and Arthur Young & Co. Mr. Kelleher’s significant financial expertise, extensive board level experience helping growth companies achieve their full potential and success dealing with complex business and financial issues and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

John Major	Director Since April 2007	Age 69

Mr. Major is President of MTSG (strategic consulting and investment company), which he founded in January 2003. From April 2004 to October 2006, Mr. Major also served as Chief Executive Officer of Apacheta Corporation, a privately-held mobile, wireless software company. From August 2000 until January 2003, Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. From November 1998 to November 1999, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of Qualcomm Incorporated and Microsoft Corporation. From 1997 until 1998, he served as President of the Wireless Infrastructure Division of Qualcomm. Prior to that, for approximately 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major is a director of Broadcom Corporation, Lennox International, Inc., Littelfuse Inc. and Resonant Inc. Mr. Major’s senior leadership positions at a number of companies, strong operational expertise, strong background in the technology sector and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

The board of directors recommends that you vote “FOR” the election as directors of the two Class III director nominees described above, which is presented as Proposal 1.

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the board of directors. Our board of directors has the authority to appoint committees to perform certain management and administration functions. We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, composed of at least three members each.

The functions of each of our board committees are described below. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance”. The committee charters are also available in print to any shareholder upon request. The board of directors held nine meetings during fiscal year 2014. All directors attended at least 75% of the aggregate meetings of the board and committees on which they served. Directors are expected to attend the Annual Meeting of Shareholders. All of the directors attended the 2014 Annual Meeting.

The board has reviewed the independence of its members considering the independence criteria of The NASDAQ Stock Market, or NASDAQ, and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and the Company. Based on this review, the board has determined that none of the current directors, other than Jerome B. Eisenberg (a former executive officer of the Company), Marc J. Eisenberg (an executive officer of the Company) and Marco Fuchs (a senior executive of OHB AG), has a material relationship with the Company and each of Didier Delepine, Timothy Kelleher, John Major and Gary Ritondaro meets the independence requirements of NASDAQ.

The independent directors meet in executive session without the presence of any executive officer or member of management at least twice a year in conjunction with regular meetings of the board. A director designated by the independent directors will chair the session. The independent directors generally designate the chairman of one of the board committees as chair, depending upon whether the principal items to be considered at the session are within the scope of the applicable committee.

Board Leadership Structure.    The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board or whether the Chairman should be a member of management or a non-management director, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. In 2008, in connection with the transition of the Chief Executive Officer position from Jerome Eisenberg to Marc Eisenberg, the board determined that having Jerome Eisenberg continue in his role as Chairman of the Board in a non-executive capacity would provide continuity in the board’s leadership and allow the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. In addition, as the former Chief Executive Officer, Jerome Eisenberg has extensive knowledge of the Company and its business and industry that are an invaluable resource for the board. Although Jerome Eisenberg is not an independent director due to his prior service as an executive officer and continued employment in a non-executive capacity, the board believes that this leadership structure is in the best interests of the Company’s shareholders at this time.

Audit Committee.    The Audit Committee, among other things:

•	reviews and oversees the integrity of our financial statements and internal controls;

•	reviews the qualifications of and recommends to the board of directors the selection of, our independent auditor, subject to ratification by our shareholders, and reviews and approves their fees;

•

reviews and oversees the adequacy of our accounting and financial reporting processes, including our system of internal controls and disclosure controls, and recommendations of the independent auditor with respect to our systems; and

•	reviews and oversees our compliance with legal and regulatory requirements.

Gary Ritondaro, Didier Delepine and John Major currently serve as members of our Audit Committee. Each current member of our Audit Committee meets the independence and financial literacy requirements of NASDAQ, the SEC and applicable law. All members of our Audit Committee are able to read and understand fundamental financial statements. The board of directors has determined that Gary Ritondaro is an “audit committee financial expert” as defined by the SEC rules. Mr. Ritondaro serves as chair of our Audit Committee. The Audit Committee met five times during the 2014 fiscal year.

Compensation Committee.    The Compensation Committee, among other things:

•

reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and determines and approves the level of the Chief Executive Officer’s compensation based on this evaluation;

•	determines the base and incentive compensation of other senior executives and the terms of employment of senior executives, including the Chief Executive Officer;

•	reviews, administers, monitors and recommends to the board of directors all executive compensation plans and programs, including incentive compensation and equity-based plans; and

•	evaluates and makes recommendations regarding the compensation of non-employee directors and administration of non-employee director compensation plans or programs.

Timothy Kelleher, John Major and Gary Ritondaro currently serve as members of our Compensation Committee. Each current member of our Compensation Committee meets the independence requirement of NASDAQ and applicable law. Timothy Kelleher serves as chair as of our Compensation Committee. The Compensation Committee met five times during the 2014 fiscal year.

For description of the role of our executive officers on determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis — Role of Executives and Others in Establishing Compensation”.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, among other things:

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reviews and recommends to the board of directors the size and composition of the board, the qualification and independence of the directors and the recruitment and selection of individuals to serve as directors;

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reviews and recommends to the board of directors the organization and operation of the board of directors, including the nature, size and composition of committees of the board, the designation of committee chairs, the designation of a Chairman of the Board or similar position and the distribution of information to the board and its committees;

•

coordinates an annual self-assessment by the board of its operations and performance and the operations and performance of the committees and prepares an assessment of the board’s performance for discussion with the board;

•	in coordination with the Compensation Committee, evaluates the performance of the Chief Executive Officer in light of corporate goals and objectives; and

•	oversees our corporate governance policies, practices and programs.

John Major, Didier Delepine and Gary Ritondaro currently serve as members of our Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee meets the independence requirement of NASDAQ and applicable law. John Major serves as chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met twice during the 2014 fiscal year.

The Nominating and Corporate Governance Committee, the Chairman of the Board and the Chief Executive Officer or other members of the board of directors may identify a need to add new members to the board or to fill a vacancy on the board. In that case, the committee will initiate a search for qualified director candidates, seeking input from other directors, and senior executives and, to the extent it deems appropriate, third party search firms to identify potential candidates. The committee will evaluate qualified candidates and then make its recommendation to the board, for its consideration and approval. In making its recommendations to the board, the committee will consider the selection criteria for director candidates set forth in our Board Membership Criteria, including the following:

•	each director should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

•

each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

•	each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

While the board does not have a formal policy with respect to diversity, it believes that it is essential that the directors represent the balanced, best interests of the shareholders as a whole, rather than special interest groups or constituencies, and takes into consideration in assessing the overall composition and needs of the board such factors as diversity of professional experience, skills and background, age, international background and specialized expertise. The committee from time to time reviews with the board our Board Membership Criteria in the context of current board composition and the Company’s circumstances.

Our Guidelines on Corporate Governance includes a director age policy, pursuant to which any director who has achieved age 75 would be subject to an annual review by the committee with respect to such director’s continued service on the board, considering any factors or other information that is considered appropriate and relevant, including the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the board, the overall composition of the board and whether the director’s resignation from the board would be in the best interests of the Company and its shareholders. The board, upon the recommendation of the committee, will then decide whether or not to accept the director’s tendered resignation. Each nominee for director who has achieved age 75 or would achieve age 75 during his or her term if elected is required, upon his or her election, to submit a resignation conditional upon the board’s acceptance in connection with the annual review.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our shareholders for election to the board of directors. Shareholders wishing to recommend director candidates can do so by writing to the Secretary of ORBCOMM Inc. at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. Shareholders recommending candidates for consideration by the committee must provide each candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The recommending shareholder must also provide evidence of being a shareholder of record of our common stock at the time. The committee will evaluate properly submitted shareholder recommendations under substantially the same criteria and substantially the same manner as other potential candidates.

In addition, our By-Laws establish a procedure with regard to shareholder proposals for the 2016 Annual Meeting, including nominations of persons for election to the board of directors, as described below under “Shareholder Proposals for Annual Meeting in 2016”.

Compensation Committee Interlocks and Insider Participation.    None of our executive officers currently serves or served during 2014 as a director or member of the compensation committee of another entity with an executive officer who serves on our board of directors or our Compensation Committee. For a description of the members of our Compensation Committee, see “Board of Directors and Committees — Compensation Committee”.

Standards of Business Conduct.    The board of directors has adopted a Standards of Business Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Standards of Business Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed in accordance with applicable NASDAQ and SEC rules. A copy of our Standards of Business Conduct is available on our website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance” or upon request, without charge, by contacting our Investor Relations Department by calling 703-433-6505.

Risk Oversight.    The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board has designated the Audit Committee to take the lead in overseeing risk management and pursuant to its charter, the Audit Committee reviews and discusses with management the steps management has taken to assess, monitor and control the Company’s strategic, operational, financial and compliance risks, including guidelines and policies to govern the process by which such risk assessment and risk management are undertaken. The entire board is regularly informed by the Audit Committee on these matters. Notwithstanding the Audit Committee’s primary risk oversight role, the entire board is actively involved in the oversight of the operational risks with respect to the Company’s current satellite constellation and proposed next-generation satellites and receives regular presentations from management regarding these matters.

Communications to the Board.    Shareholders and other interested parties may send communications to the board of directors, an individual director, the non-management directors as a group, or a specified committee at the following address:

ORBCOMM Inc.

c/o Corporate Secretary

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

DIRECTOR COMPENSATION

The following independent directors: Didier Delepine, Timothy Kelleher, John Major and Gary Ritondaro, each receive an annual retainer of $40,000. In addition to the annual retainer, the chair of the Audit Committee receives $15,000 annually, while the other Audit Committee members each receive $5,000 annually. The chair of the Nominating and Corporate Governance Committee receives $10,000 annually, while the other Nominating and Corporate Governance Committee members each receive $3,000 annually. The chair of the Compensation Committee receives $12,000 annually. Jerome Eisenberg receives an annual retainer of $50,000 but does not receive any committee fees. Neither Marco Fuchs nor Marc Eisenberg received any retainer or committee fees for their service on the board of directors in 2014. All directors are reimbursed for reasonable expenses incurred to attend meetings of the board of directors. Annually, on or about January 2, we grant an award of time-based RSUs with a value of $80,000 (based on the closing price of our common stock on the date of grant) to certain of our directors, which vest on January 1 of the following year. Accordingly, on January 2, 2015 we granted an award of 12,214 time-based RSUs with a value of $80,000 (based on the closing price of our common stock of $6.55 per share on January 2, 2015) to each of Messrs. Delepine, Jerome Eisenberg, Kelleher, Major and Ritondaro. These RSUs will vest on January 1, 2016.

Under the terms of our directors’ deferred compensation arrangements, a non-employee director may elect to defer all or part of the cash payment of director retainer fees until such time as shall be specified, with interest on deferred amounts accruing quarterly at 120% of the Federal long-term rate set each month by the U.S. Treasury Department. Each member of the Audit Committee also has the alternative each year to determine whether to defer all or any portion of his or her cash retainer fees for Audit Committee service by electing to receive shares or restricted shares of our common stock valued at the closing price of our common stock on NASDAQ on the date each retainer payment would otherwise be made in cash.

Director Compensation for Fiscal Year 2014

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
	($)		($)	($)		($)
Jerome Eisenberg	103,750	(2)	80,000	1,864	(3)	185,614
Didier Delepine	48,880		80,000	—		128,880
John Major	63,735		80,000	—		143,735
Gary Ritondaro	60,735		80,000	—		140,735
Timothy Kelleher	49,895		80,000	—		129,895
Marco Fuchs	—		—	—		—

(1)	The amounts shown in the “Stock Awards” column represent the full grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of assumptions used to calculate the grant date fair value of the RSU awards shown in the table, see Note 4 to our consolidated financial statements included in our Annual Report om Form 10-K for the year ended December 31, 2014.

(2)	The amount includes an annual base salary of $53,750 as the non-executive Chairman of the Board.

(3)	The amount represents payment for life insurance premiums of $251 and $1,613 for 401(k) matching contributions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements, compliance with legal and regulatory requirements and the qualifications, independence and performance of its independent registered public accounting firm.

Our roles and responsibilities are set forth in a written charter adopted by the board, which is available on the Company’s website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance”. We review and reassess the charter annually, and more frequently as necessary, to address any changes in NASDAQ corporate governance and SEC rules regarding audit committees, and recommend any changes to the board of directors for approval.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (KPMG), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. KPMG is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

We are responsible for overseeing the Company’s accounting and financial reporting processes. In fulfilling our responsibilities for the accounting and financial processes for fiscal year 2014, we:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014 with management and KPMG;

•

reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2014 and KPMG’s audit report on the effectiveness of internal control over financial reporting;

•	discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and correspondence from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. We also discussed with KPMG its independence.

For information on fees paid to KPMG, for each of fiscal 2014 and 2013, see “Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm (Proposal 2)”.

We reviewed and approved all audit and audit-related fees and services. In 2014 KPMG provided non-audit services related to financial review of potential acquisition targets and an accounting research subscription. In fulfilling our responsibilities, we met with KPMG, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting and internal control environment. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that we determined appropriate.

Based on our review of the audited financial statements and discussions with, and the reports of, management and KPMG, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

The Audit Committee has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015, subject to the ratification of shareholders.

Audit Committee

Gary Ritondaro, Chairman

Didier Delepine

John Major

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, reported to us as of March 2, 2015, of our common stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of SARs) of each director, each nominee for director, each named executive officer, of such persons and other executive officers as a group and of beneficial owners of 5% or more of our common stock. The business address of the named executive officers and directors is c/o ORBCOMM Inc., 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. As of March 2, 2015, there were 70,224,554 outstanding shares of our common stock.

Name of Beneficial Owner	Shares of Common Stock Owned(1)	Percentage of Total Common Stock Held
Greater than 5% Stockholders
Ariel Investments, LLC(2)	6,511,317	9.3%
CalPERS Corporate Partners, LLC(3)	3,910,433	5.6%
Raging Capital Master Fund, Ltd.(4)	3,562,846	5.1%
Dimensional Fund Advisors LP(5)	3,251,842	4.6%
Norman H. and Sandra F. Pessin (6)	3,164,127	4.5%
Named Executive Officers and Directors
Marc Eisenberg(7)	1,219,345	1.7%
Robert G. Costantini(8)	783,032	1.1%
John J. Stolte, Jr.(9)	444,106	*
Christian G. Le Brun(10)	439,283	*
Craig Malone (11)	61,425	*
Jerome B. Eisenberg(12)	1,232,523	1.8%
Didier Delepine	79,191	*
Marco Fuchs(13)	2,229,103	3.2%
Timothy Kelleher(14)	3,968,156	5.7%
John Major	79,191	*
Gary H. Ritondaro	79,191	*
All executive officers and directors as a group (11 persons)	10,614,546	14.6%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the amounts shown as being beneficially owned by each stockholder or group listed above represent shares over which that stockholder or group holds sole investment power.

(2)	Based on a Schedule 13G/A filed with the SEC by Ariel Investments, LLC on February 13, 2015, Ariel Investments, LLC, in its capacity as investment adviser of several managed portfolios, may be deemed the beneficial owner of shares held by such managed portfolios. Ariel Investments, LLC reported having sole voting power over 4,524,715 shares and sole dispositive power over 6,511,317 shares. Ariel Investment LLC’s address is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.

(3)	The manager of CalPERS Corporate Partners, LLC is KMCP Advisors II LLC. Timothy Kelleher, a director of the Company, is a Managing Partner of KMCP Advisors II LLC. CalPERS Corporate Partners, LLC’s address is 12275 El Camino Real, Suite 200, San Diego, CA 92130.

(4)

Based on a Schedule 13G filed with the SEC on February 17, 2015, Raging Capital Master Fund, Ltd. (“Raging Master”), Raging Capital Management, LLC, in its capacity as the investment manager of Raging Master, and William C. Martin, in his capacity as the Chairman, Chief Investment Officer and Managing Member of Raging Master, by virtue of these relationships may each be deemed the beneficial owner of 3,562,846 shares directly owned by Raging Master. Raging Master, Raging Capital Management, LLC and Mr. Martin each reported having shared power to vote or direct, and shared power to dispose or to direct the disposition of the 3,562,846 shares. The principal business address of Raging Master is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY 1-9007, Cayman Islands. The principal business address of each of Raging Capital Management, LLC and Mr. Martin is Ten Princeton Avenue, P.O. Box 228, Rocky Hill, New Jersey 08553.

(5)	Based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 5, 2015, Dimensional Fund Advisors LP, in its capacity as investment adviser to four registered investment companies and investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively with the registered investment companies, the “Funds”) and through certain of its subsidiaries, in their capacities as investment adviser and/or sub-adviser to certain Funds, may be deemed the beneficial owner of shares held by the Funds. Dimensional Fund Advisors LP reported having sole voting power over 3,131,154 shares and sole dispositive power over 3,251,842 shares. However, all the shares are owned by the Funds and Dimensional Fund Advisors LP disclaims beneficial ownership of the shares. Dimensional Fund Advisors LP’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	Based on a Schedule 13D/A filed with the SEC by Norman H. Pessin and Sandra F. Pessin on March 26, 2013, Mr. and Ms. Pessin are the beneficial owners of 3,164,127 shares. Mr. Pessin reported having, through his IRA account, sole dispositive power and sole voting power over 2,351,734 shares. Ms. Pessin reported having sole dispositive power and sole voting power over 812,393 shares. Mr. and Ms. Pessin’s address is 366 Madison Avenue, 14th Floor, New York, NY 10017.

(7)	Includes 217,684 shares of common stock held by Marc Eisenberg. Also includes 1,001,661 shares of common stock underlying SARs that are currently exercisable.

(8)	Includes 157,705 shares of common stock held by Robert G. Costantini. Also includes 625,327 shares of common stock underlying SARs that are currently exercisable.

(9)	Includes 59,186 shares of common stock held by John J. Stolte, Jr. Also includes 384,920 shares of common stock underlying SARs that are currently exercisable.

(10)	Includes 49,127 shares of common stock held by Christian G. Le Brun. Also includes 390,156 shares of common stock underlying SARs that are currently exercisable.

(11)	Includes 6,525 shares of common stock held by Craig E. Malone. Also includes 54,900 shares of common stock underlying SARs that are currently exercisable.

(12)	Includes 1,021,577 shares of common stock held by Jerome B. Eisenberg and 15,759 shares of common stock held by Cynthia Eisenberg, Mr. Eisenberg’s wife. Also includes 195,187 shares of common stock underlying SARs that are currently exercisable

(13)	Includes 2,168,779 shares of common stock held by OHB AG, and 60,324 shares of common stock held by ORBCOMM Deutschland AG. Mr. Fuchs is Chief Executive Officer of OHB AG which owns ORBCOMM Deutschland AG. Manfred Fuchs, Marco Fuchs and Christa Fuchs hold voting and investment power with regard to the shares held by OHB AG and ORBCOMM Deutschland AG. OHB AG’s address is Universitaetsalle 27-29, Bremen, D-28539, Germany.

(14)	Includes 3,910,433 shares held by CalPERS Corporate Partners, LLC. Mr. Kelleher is a Managing Partner of KMCP Advisors II LLC, which is the manager of CalPERS Corporate Partners, LLC. See Note (3) above.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for Marc Eisenberg, Robert Costantini, John Stolte, Chris Le Brun and Craig Malone, the executive officers whose compensation is reported in the Summary Compensation Table (our “Named Executive Officers”).

Compensation Committee

Our Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to oversight and determination of executive compensation and human resources matters, including the compensation of the Named Executive Officers. A description of the Compensation Committee’s composition, functions, duties and responsibilities is set forth in this proxy statement under “Board of Directors and Committees — Compensation Committee”.

The Compensation Committee’s roles and responsibilities are set forth in a written charter which is available on our website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance” and is available in print to any shareholder upon request.

Introduction

We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute on our business plan. By providing for significant incentives for exceeding certain targets and our business plan, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of additional value for our stockholders over the long-term. We believe the design of our compensation programs, which we have used over the past several years and continue to use for 2015, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance.

Total Target Pay Mix.    The charts below show the allocation of target compensation among salary, annual cash bonus and equity-based long-term incentives for (a) our Chief Executive Officer and (b) our other Named Executive Officers (averaged).

For purposes of determining the percentages shown above, it is assumed that the annual cash bonus is earned at target and the discretionary portion is paid in full, the stock appreciation rights are valued using the Black-Scholes option pricing model, the target number of restricted stock units awarded have a value equal to the market value of the common stock underlying the award on the date of grant and the market performance units (“MPUs”) are earned at the applicable target stock price level for each year in the three-year performance period 2014-2016. Only the MPUs granted in December 2013 relating to the 2014-2016 performance period are reflected in the charts above (MPUs granted in prior periods are not reflected in the charts above, although a portion of these awards may overlap with the 2014-2016 performance period MPUs and be paid earned in 2014 and later years). Since the various performance-based awards have both upside opportunity and downside risk, these percentages may not reflect the actual amounts realized.

Philosophy and Objectives of Compensation Programs

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers of our business, such as growth in profitability and revenue and system expansion. The short-term business and long-term strategic goals consist of the financial and operational performance, as measured by metrics such as Adjusted EBITDA, revenues and operational targets as well as expansion of our communications system, all of which are important drivers of stockholder value. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. To align the interests of our executives with those of our stockholders, we design our compensation packages provided to our executives, including our Named Executive Officers, to include both cash and stock-based compensation that reward performance as measured against performance goals that are expected to generate returns for our stockholders, but not for poor performance.

Compensation Committee Consideration of the Company’s 2014 Shareholder Advisory Vote on Executive Compensation

At our 2014 Annual Meeting of Stockholders, 96.7% of the shares voted on the matter approved our 2013 executive compensation. Based on this strong endorsement, there were no specific changes to any component of our 2014 executive compensation programs. The Compensation Committee will continue to consider the outcome of the say-on-pay votes when making future compensation decisions for our Named Executive Officers.

Use of Compensation Consultant

Our Compensation Committee engaged Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant for compensation decisions in 2012, and engaged Meridian again in 2014 to refresh their 2012 analysis in connection with compensation decisions in 2014. Meridian provided the Compensation Committee with the following services in 2014:

•	reviewed and provided recommendations on the compensation program for our non-employee directors;

•	provided advice on the Company’s compensation peer group (listed below);

•	provided compensation data for similarly situated executive officers from our peer group; and

•	reviewed the compensation arrangements for all of our Named Executive Officers and recommended certain salary increases for our Named Executive Officers.

The Compensation Committee has the authority to hire and terminate its compensation consultant. The Company pays the cost for the consultant’s services. The Compensation Committee is responsible for assessing annually the consultant’s’ independence and whether there are any conflicts of interest. Other than providing services as directed by the Compensation Committee, Meridian did not provide any other services to the Company. Meridian communicated with members of the Compensation Committee, both with and without management present.

Market Assessment

Our Compensation Committee made compensation decisions based on external market data, the experiences and knowledge of each member, historical pay levels for each executive, historical and/or anticipated future corporate and individual performance, and internal pay equity. The Compensation Committee believed that this comprehensive approach was appropriate for 2014 in order to allow us to maintain a reasonable and responsible cost structure.

In November 2014, Meridian delivered a report to the Compensation Committee that provided the base salary, annual incentive cash bonus opportunities and equity compensation grants for executive officers employed by the peer companies selected for use in 2014.

Executive compensation was reviewed using a 15-company peer group that was established for 2014 to provide a sampling of the market, using the following broad criteria given our Company’s unique industry positioning:

Industry, scope of business operations, and organizational complexity: Meridian focused on alternative carriers, communication equipment, electronic equipment and instruments, wireless telecommunication services, integrated telecommunication services, systems software, internet software and application software related industries.

Organizational size: Meridian focused on companies with revenues of between approximately $30 million and $400 million, and market capitalization of between approximately $15 million and $2.8 billion.

The peer group for the analysis consists of the following 15 companies:

CalAmp Corp.	KVH Industries Inc.

The Descartes Systems Group	LoJack Corp.

Digi International Inc.	Lumos Networks Corp.

Enventis Corp.	Numerex Corp.

Fleetmatics plc	Otelco Inc.

Globalstar, Inc.	Spok Holdings, Inc.

GTT Communications	Towerstream Corp.

Iridium Communications

Although our Compensation Committee does not target any specific benchmark against the compensation levels of the peer companies, the Compensation Committee considers compensation near the 50th percentile generally to be competitive. However, actual compensation may be above or below median to reflect company performance, and each Named Executive Officer’s role relative to peers, as well as individual performance and potential. The Compensation Committee also considers the mix of elements and compensation strategies used by these peer companies as part of its comprehensive approach to establishing executive compensation.

Elements of Compensation

Base Salary.    Base salaries are determined on an individual basis, are based on job responsibilities and individual contribution and are intended to provide our executives with current income. Base salaries for our Named Executive Officers are reviewed annually and may be adjusted to reflect any changes in job responsibilities and individual contribution, as well as competitive conditions in the market for executive talent.

Our Chief Executive Officer proposes new base salary amounts for the other Named Executive Officers to the Compensation Committee for approval based on: an evaluation of individual performance and expected future contributions; a goal to ensure competitive compensation against the external market; and comparison of the base salaries of the executive officers who report directly to our Chief Executive Officer to ensure internal equity.

The 2014 base salaries of Messrs. Eisenberg, Costantini, Stolte and Le Brun were initially established pursuant to employment agreements entered into by the individual Named Executive Officer and us effective as of December 31, 2010, and the base salary of Mr. Malone was established in July 2013, in connection with Mr. Malone’s promotion to an Executive Vice President. The Named Executive Officers’ base salaries were subsequently increased in November 2014 based on the recommendations of our Chief Executive Officer (other than for himself) and Meridian. Messrs. Eisenberg, Costantini, Stolte and Malone each received a 5% increase in base salary based on, among other things, our peer group analysis. Mr. Le Brun received an increase based on, among other things, our peer group analysis, as well as internal pay-equity among executives at his level.

Annual Cash Bonus.    Annual cash bonuses are designed to align employees’ goals with the Company’s financial and operational objectives for the current year and to reward individual performance. These objectives include financial and operational performance targets such as Adjusted EBITDA, Consolidated Revenues, net subscriber additions and solutions revenue. Our Compensation Committee defines Adjusted EBITDA as earnings attributable to ORBCOMM Inc., before interest income (expense), provision for income taxes and depreciation and amortization, adjusted for stock-based compensation expense, non-controlling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, acquisition and integration-related costs and other unbudgeted items approved by the Compensation Committee. These objectives also relate to strategic factors such as communications system expansion, including launch of the next-generation satellites, regulatory approvals and international licenses. These performance measures are primarily objective criteria that can be readily measured and generally do not require subjective determinations. In addition, the annual cash bonus also includes discretionary amounts which may be paid based on completion of key projects. Pursuant to their employment arrangements, each Named Executive Officer is eligible to receive a target annual cash bonus, payable in cash based on a percentage of his base salary determined by the Compensation Committee each year, subject to achieving certain performance targets. For the 2014 fiscal year, the percentage of base salary determined by the Compensation Committee to set the target bonus amount and the corresponding amount are set forth on the table below.

	2014 Annual Cash Bonus
	Approximate % of base salary at Target	Payment amounts at Target
Marc Eisenberg	99%	$426,684
Robert Costantini	95%	$283,600
John Stolte	69%	$172,128
Christian Le Brun	72%	$156,385
Craig Malone	61%	$137,755

On December 12, 2013, our Compensation Committee established 2014 operational and financial performance targets for which annual bonuses would be paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone based on achieving those targets.

The 2014 operational and financial performance targets for each of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone, and the relative weighting of such performance targets as a percentage of the annual bonuses are set forth in the following table:

2014 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2014 Adjusted EBITDA	37.5%	37.5%	37.5%	37.5%	37.5%
Q4 2014 Adjusted EBITDA	12.5%	12.5%	12.5%	12.5%	12.5%
Consolidated revenues	25%	25%	25%	25%	25%
Direct channel revenues	3.75%	3.75%	—	—	3.75%
Net subscriber additions	3.75%	3.75%	—	—	—
Other operational targets (1)	7.50%	7.50%	15%	15%	11.25%
Discretionary	10%	10%	10%	10%	10%

	100%	100%	100%	100%	100%

(1)	Consists of 11 objectives which relate to the individual Named Executive Officer’s role and responsibilities. Not all objectives were applicable to each Named Executive Officer.

For 2014, bonuses were not earned unless at least a threshold level of performance was achieved (i.e., 79% of target for Fiscal 2014 Adjusted EBITDA, 86% of target for Q4 2014 Adjusted EBITDA and 91% of target for Consolidated Revenues). Achieving threshold performance for each of the Adjusted EBITDA, Q4 2014 Adjusted EBITDA and Consolidated Revenues performance measures would result in payment of 50% of the award payable for target performance for each of the Named Executive Officers.

Achieving maximum performance of the Adjusted EBITDA and Q4 Adjusted EBITDA performance measures (i.e., 121% of target for Fiscal 2014 Adjusted EBITDA and 109% of target for Q4 2014 Adjusted EBITDA) would result in payment of approximately 245% of the award payable for target performance for Messrs. Eisenberg and Costantini and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for all the Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level. For Messrs. Eisenberg and Costantini, the sliding scale increases at a higher percentage rate than the sliding scale applicable to Messrs. Stolte, Le Brun and Malone.

Achieving maximum performance of the Consolidated Revenues performance measure (i.e., 109% of target) would result in payment of 200% of the award payable for target performance for Messrs. Eisenberg and Costantini and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for all the Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a linear sliding scale basis for Messrs. Eisenberg and Costantini and on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level for Messrs. Stolte, Le Brun and Malone. For Messrs. Eisenberg and Costantini, the sliding scale increases at a higher percentage rate than the sliding scale applicable to Messrs. Stolte, Le Brun and Malone.

The following tables summarize the payouts at the threshold, target and maximum performance levels with respect to the Fiscal 2014 Adjusted EBITDA, Q4 2014 Adjusted EBITDA and Consolidated Revenues performance measures for each of the Named Executive Officers:

Fiscal 2014 Adjusted EBTIDA

	Threshold (79% of Target)	Target	Maximum (121% of Target)
Marc Eisenberg	$79,908	$159,816	$390,176
Robert Costantini	$53,175	$106,350	$259,643
John Stolte	$32,274	$64,548	$112,895
Christian Le Brun	$29,322	$58,645	$102,570
Craig Malone	$25,829	$51,658	$90,350

Q4 2014 Adjusted EBTIDA

	Threshold (86% of Target)	Target	Maximum (109% of Target)
Marc Eisenberg	$26,636	$53,272	$130,059
Robert Costantini	$17,725	$35,450	$86,548
John Stolte	$10,758	$21,516	$37,632
Christian Le Brun	$9,774	$19,548	$34,190
Craig Malone	$8,610	$17,219	$30,117

Consolidated Revenues

	Threshold (91% of Target)	Target	Maximum (109% of Target)
Marc Eisenberg	$53,272	$106,544	$213,088
Robert Costantini	$35,450	$70,900	$141,800
John Stolte	$21,516	$43,032	$75,263
Christian Le Brun	$19,548	$39,096	$68,380
Craig Malone	$17,219	$34,439	$60,234

For all other operational performance targets, the bonuses were not earned unless the target level of performance was achieved.

Our Compensation Committee, at its sole discretion, awarded the discretionary bonus components in full based on completion of certain key projects for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone.

2014 Operational and Financial Performance Targets and Results

Performance targets	Threshold Target	Target	Maximum Target	Performance
Fiscal 2014 Adjusted EBITDA	$15,000,000	$19,000,000	$23,000,000	Achieved $17,704,000(1)
Q4 2014 Adjusted EBITDA	$5,500,000	$6,400,000	$7,000,000	Achieved $5,154,000(2)
Consolidated revenues	$82,000,000	$90,000,000	$98,000,000	Achieved $96,242,000
Net subscriber additions	82,000	N/A	N/A	Achieved 113,682
Direct channel revenues	$41,000,000	N/A	N/A	Achieved $49,646,000
Other operational targets(3)			(3)	(3)
Discretionary	Based on completion of certain key projects based on the Compensation Committee’s determination			Achieved

(1)	While the Company reported Adjusted EBITDA of $17,704,000 in 2014, our Compensation Committee determined that for purposes of 2014 cash and equity performance awards, it would be appropriate to exclude certain unbudgeted expenses, such as costs to pursue growth opportunities, service and product delivery improvements and other unbudgeted expenses, which otherwise reduced Adjusted EBITDA by over $3 million in the aggregate, in determining that the Adjusted EBITDA performance target for 2014 had been achieved at the target level of $19,000,000.

(2)	While the Company achieved Q4 Adjusted EBITDA of $5,154,000 in 2014, our Compensation Committee determined that for purposes of 2014 cash and equity performance awards, it would be appropriate to exclude certain unbudgeted expenses, such as costs to pursue growth opportunities, service and product delivery improvements and other unbudgeted expenses, which otherwise reduced Adjusted EBITDA by approximately $2 million in the aggregate, in determining that the Adjusted EBITDA performance target for 2014 had been achieved at the target level of $6,400,000.

(3)	Consists of 11 objectives which relate to the individual Named Executive Officer’s role and responsibilities. Not all objectives were applicable to each Named Executive Officer. Six of the 11 objectives were achieved, while five of the 11 objectives were not achieved.

On February 17, 2015, our Compensation Committee determined that the following performance-based annual incentive bonus payout amounts relating to 2014 operational and financial performance targets were awarded to the Named Executive Officers:

2014 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2014 Adjusted EBITDA	$159,816	$106,350	$64,548	$58,645	$51,658
Q4 2014 Adjusted EBITDA	53,272	35,450	21,516	19,548	17,219
Consolidated revenues	186,452	124,075	65,446	59,461	52,377
Direct channel revenues	15,982	10,635	—	—	—
Net subscriber additions	15,982	10,635	—	—	—
Other operational targets(1)	15,982	10,635	12,910	11,730	5,166
Discretionary	43,124	28,359	17,212	15,638	13,776

	$490,610	$326,139	$181,632	$165,022	$140,196
Total payout as % of target payout	115%	115%	106%	106%	102%

(1)	Consists of 11 objectives which relate to the individual Named Executive Officer’s role and responsibilities. Not all objectives were applicable to each Named Executive Officer. Six of the 11 objectives were achieved, while five of the 11 objectives were not achieved.

For purposes of illustrating the payout amount for Mr. Le Brun (whose base salary for fiscal year 2014 was $218,264) with respect to the Consolidated Revenues performance measure, the calculation (with actual Consolidated Revenues of $96,242,000 exceeding the target amount of $90,000,000) is as follows:

Mr. Lebrun’s target payout amount for the Consolidated Revenues performance measure is calculated as 18% of his base salary, or approximately $39,100. The $39,100 is then multiplied by a factor of approximately 1.52 for over $6,000,000 of incremental Consolidated Revenues attained in excess of the target amount of $90,000,000, resulting in a payout amount of $59,461.

2015 Operational and Financial Performance Targets

On December 17, 2014, our Compensation Committee established 2015 operational and financial performance targets for which annual bonuses will be paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone based on achieving financial and operational performance targets. The 2015 operation and financial performance targets are substantially similar to those for 2014, with the exception of Q4 Adjusted EBITDA, which has been eliminated as a performance measure for 2015. The 2015 operational and financial performance targets and the relative weighting of such performance targets as a percentage of the annual bonuses are set forth in the following table:

2015 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2015 Adjusted EBITDA	50%	50%	50%	50%	50%
Consolidated revenues	25%	25%	25%	25%	25%
Direct channel revenues	3.75%	3.75%	—	—	5%
Net subscriber additions	3.75%	3.75%	—	—	5%
Other operational targets(1)	7.5%	7.5%	15%	15%	5%
Discretionary	10%	10%	10%	10%	10%

	100%	100%	100%	100%	100%

(1)	Consists of eight objectives which relate to the individual Named Executive Officer’s roles and responsibilities. Not all objectves applied to each Named Executive Officer.

Long-Term Equity-Based Incentives.    In addition to the short-term cash compensation payable to our Named Executive Officers, our Compensation Committee believes that the interests of our stockholders are best served when a substantial portion of our Named Executive Officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our common stock and other indicators that reflect improvements in business fundamentals. Therefore, it is our Compensation Committee’s intention to make grants of equity-based awards to our Named Executive Officers and other key employees at such times and in such amounts as may be required to accomplish the objectives of our compensation programs. Please see the Grants of Plan Based awards table and the accompanying narrative disclosures set forth in this proxy statement for more information regarding the grants of equity plan-based awards to our Named Executive Officers in fiscal year 2014.

For the equity-based and other long-term incentives, the table below summarizes the allocation of equity-based awards granted in 2014 to each of our Named Executive Officers among performance based restricted stock units (“RSUs”), time-based stock appreciation rights (“SARs”) and market performance units (“MPUs”) and the grant date values for each type of award:

	Restricted Stock Units		Stock Appreciation Rights		Market Performance Units
	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(1)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(2)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(3)
Marc Eisenberg	34%	$250,800	39%	$294,750	27%	$202,500
Robert Costantini	19%	$59,400	35%	$106,110	46%	$139,500
John Stolte	18%	$46,200	36%	$90,390	46%	$116,100
Christian Le Brun	19%	$46,200	37%	$90,390	45%	$110,250
Craig Malone	19%	$39,600	33%	$70,740	48%	$101,250

(1)	The amounts set forth in the “Grant-date value at Target” column for performance-based RSUs represent the market value of the common stock underlying the RSUs on the date of grant.

(2)	The amounts set forth in the “Grant-date value at Target” column for time-based SARs represents the value determined by the Black-Sholes option pricing model on the date of grant.

(3)	The amounts set forth in the “Grant-date value at Target” column for the MPUs represent the dollar value of the award assuming the stock price achieves the applicable target stock price level for each year in the three-year performance period 2015-2017.

We have not timed grants of equity-based awards in coordination with the release of non-public information nor have we timed the release of non-public information for the purpose of affecting the value of executive compensation.

Under the 2006 LTIP, the Compensation Committee has the ability to provide a number of equity-based awards, including RSUs, SARs, stock options, stock, restricted stock, MPUs and performance shares to promote our long-term growth and profitability. Following adoption of the 2006 LTIP, we ceased to grant additional stock options under the 2004 Stock Option Plan. The 2004 Stock Option Plan will continue to govern all stock option awards granted under the 2004 Stock Option Plan prior to the adoption of the 2006 LTIP. Since 2012, our equity based incentives have been a mix of RSUs, SARs and MPUs. This combination of equity-based incentives is intended to benefit stockholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. We believe that SARs, RSUs and MPUs provide effective vehicles for promoting a long-term share ownership perspective for our senior management and employees and closely align the interests of senior management and employees with our achievement of longer-term financial objectives that enhance stockholder value, while at the same time limiting the dilutive effects of granting stock options. We have not adopted stock ownership guidelines, and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-based interests in us.

2014 SAR Grants.    A stock appreciation right, or SAR, is the right to receive a payment measured by the increase in the fair market value of a specified number of shares of our common stock from the date of grant of the SAR to the date on which the participant exercises the SAR. Upon the exercise of a SAR, we will deliver the amount of any such increase in cash, shares of our common stock valued at fair market value on the date of exercise or a combination of cash and shares of our common stock, as the Compensation Committee may determine. Vested and unvested SARs granted to certain of our employees, including our Named Executive Officers, are subject to forfeiture in the event such employees breach the non-competition and/or non-solicitation covenants set forth in their award agreements and unvested SARs are subject to cancellation if, prior to vesting, such employees ceased to be employed by us for any reason.

On December 12, 2013, the Compensation Committee granted the following amount of time-based SARs to our Named Executive Officers: Mr. Eisenberg — 60,000; Mr. Costantini — 27,000; Messrs. Stolte and Le Brun — 23,000 each; and Mr. Malone —18,000. These time-based SARs vested on January 1, 2015 and have a base price of $5.92 per share, the fair market value of our common stock on the date of grant.

On December 17, 2014, the Compensation Committee granted the following amount of time-based SARs to our Named Executive Officers: Mr. Eisenberg — 75,000; Mr. Costantini — 27,000; Messrs. Stolte and Le Brun — 23,000 each; and Mr. Malone —18,000. These time-based SARs vest on January 1, 2016 and have a base price of $6.60 per share, the fair market value of our common stock on the date of grant.

We believe that the vesting periods in connection with these time-based SAR awards are appropriate for the following reasons:

•	they are intended to help retain employees, including executives, by rewarding them for extended, continuous service with us; and

•

they are time periods that incentivize and focus executives on the long-term performance of our business over reasonable timeframes, while minimizing the potential that longer vesting periods might dilute the motivation of the executives.

2014 Performance-based RSU grants.    A restricted stock unit, or RSU, is a contractual right to receive at a specified future vesting date an amount in respect of each RSU based on the fair market value on such date of one share of our common stock, subject to such terms and conditions as the Compensation Committee may establish. RSUs that become payable in accordance with their terms and conditions will be settled in cash, shares of our common stock, or a combination of cash and our common stock, as determined by the Compensation Committee. The Compensation Committee may provide for the accumulation of dividend equivalents in cash, with or without interest, or the reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such terms and conditions as the Compensation Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such RSUs is actually made in shares of common stock. Vested and unvested RSUs awarded to certain of our employees, including our Named Executive Officers, will be subject to forfeiture in the event such employees breach their non-competition and/or non-solicitation covenants set forth in their award agreements and unvested RSUs are subject to cancellation if, prior to vesting, such employees ceased to be employed by us for any reason.

On December 12, 2013, the Compensation Committee granted performance-based RSUs under the 2006 LTIP relating to 2014 operational and financial performance targets that we believe are important to our long-term success. Each of the fiscal 2014 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Costantini, Le Brun and Malone are the same as those for their 2014 annual cash bonuses described above under “ — Annual Cash Bonus”. The Compensation Committee, in consultation with management, linked target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model. The Compensation Committee granted the following amounts of performance-based RSUs to our Named Executive Officers: Mr. Eisenberg — 20,000; Mr. Costantini — 9,000; Messrs. Stolte and Le Brun — 7,000 each; and Mr. Malone — 6,000.

On February 17, 2015, our Compensation Committee determined that performance-based RSU awards granted to the Named Executive Officers on December 12, 2013 vested based on achievement of the applicable 2014 operational and financial performance targets, as described below:

2014 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2014 Adjusted EBITDA	7,500	3,375	2,625	2,625	2,250
Q4 2014 Adjusted EBITDA	2,500	1,125	875	875	750
Consolidated revenues	5,000	2,250	1,750	1,750	1,500
Direct channel revenues	750	338	—	—	—
Net subscriber additions	750	338	—	—	—
Other operational targets(1)	750	337	525	525	225
Discretionary	2,000	900	700	700	600

	19,250	8,663	6,475	6,475	5,325

(1)	Consists of 11 objectives which relate to the individual Named Executive Officer’s role and responsibilities. Not all objectives were applicable to each Named Executive Officer. Six of the 11 objectives were achieved, while five of the 11 objectives were not achieved.

On December 17, 2014, the Compensation Committee granted performance-based RSUs under the 2006 LTIP relating to 2015 operational and financial performance targets that we believe are important to our long-term success. Each of the fiscal 2015 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone are the same as those for their 2015 annual cash bonuses described above under “ — Annual Cash Bonus”. The Compensation Committee, in consultation with management, linked target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model. The Compensation Committee granted: (i) Mr. Eisenberg 38,000 performance-based RSUs; (ii) Mr. Costantini 9,000 performance-based RSUs; (iii) each of Messrs. Stolte and Le Brun 7,000 performance-based RSUs; and (iv) Mr. Malone 6,000 performance-based RSUs. The 2015 performance-based RSUs vest in 2016 dependent upon achieving financial and operational performance targets for 2015.

We believe that the vesting periods in connection with these performance-based RSU awards are appropriate because they allow the Compensation Committee to formulate performance targets annually that are aligned with our dynamic business plans and external factors.

MPU Grants.    A market performance unit, or MPU is a long-term equity-based award denominated in dollars representing up to 45% of the grantee’s base salary, which vests based on achieving stock price targets over a specified three-year performance period. One-third of the MPUs will vest at the end of each one-year performance period if the Company meets the specified stock price target. The value of the MPUs that will be earned each year ranges from 7.5% to 15% of each of the Named Executive Officers’ base salary for the year in which the MPUs were granted depending on the Company’s stock price performance for that year above the specified minimum target price. Under the terms of the MPUs, the annual stock price is calculated by using the average daily closing price of the Company’s common stock for 20 trading days preceding December 31 of the relevant fiscal year. The payout amounts for the MPUs may be paid in cash, stock or a combination of both as determined by the Compensation Committee. If paid in common stock, the payout amount will be calculated based upon the fair market value of the Company’s common stock on the trading day immediately preceding the payout date. Payment whether paid in cash, common stock or a combination of both must be paid by March 15th of the calendar year immediately following the year in which each performance period ends. If the stock price at the end of each annual year is below the minimum stock price the payout amounts will be zero. If the stock price meets the minimum stock price for each year, the payout amount will be equal to 7.5% of the grantee’s base salary for the year in which the MPUs were granted. If the stock price falls between the minimum and target stock price for each year, the payout amounts will be interpolated on a straight-line basis between the minimum and target stock price.

MPUs 2013-2015 Performance Cycle. On December 13, 2012, the Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2015 (the “2013 – 2015 MPUs”). On January 1, 2014, the first third of the 2013-2015 MPUs vested based on the stock price performance for 2013 exceeding the specified target price of $5.00 per share. The payout amounts for Messrs. Eisenberg, Costantini, Stolte and Le Brun were 15% of their respective 2013 base salaries ($63,750, $44,226, $36,855 and $31,403, respectively) and were paid in 10,055 shares, 6,976 shares, 5,813 shares and 4,953 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2013 of $6.34 per share. On January 1, 2015, the second third of the 2013-2015 MPUs vested based on the stock price performance for 2014 exceeding the specified target price of $6.00 per share. The payout amounts for Messrs. Eisenberg, Costantini, Stolte and Le Brun were 15% of their respective 2013 base salaries and were paid in 9,748 shares, 6,762 shares, 5,635 shares and 4,802 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2014 of $6.54 per share.

MPUs 2014-2016 Performance Cycle. On December 12, 2013, the Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2016 (the “2014-2016 MPUs”). On January 1, 2015, the first third of the 2014-2016 MPUs vested based on the stock price performance for 2014 exceeding the specified minimum target price of $5.00 per share but not exceeding the target stock price. The payout amounts for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone were 13% of their respective 2014 base salaries ($56,063, $38,821, $32,341, $28,374 and $29,250, respectively) and were paid in 8,456 shares, 5,866 shares, 4,889 shares, 4,165 shares and 4,477 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2014 of $6.54 per share.

MPUs 2015-2017 Performance Cycle. On December 17, 2014, the Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2017.

Health and Welfare Benefits

Our Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and vacation benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Generally these programs are the same offered to all employees.

Perquisites

Our Named Executive Officers are provided a limited number of perquisites whose primary purpose is to minimize distractions from the executives’ attention to the Company’s business. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties.

The principal perquisites offered to our Named Executive Officers are car allowances and life insurance premiums. Please see the Summary Compensation Table and accompanying narrative disclosures set forth in this proxy statement for more information on perquisites and other personal benefits we provide to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) retirement plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan is a defined contribution plan that covers all our employees who have been employed for three months or longer, beginning on the date of employment. Employees may contribute up to 15% of their eligible compensation (subject to certain limits) as pretax, salary deferral contributions. In addition, the plan contains a discretionary contribution component pursuant to which we may make an additional annual contribution. Contributions made by us vest over a five-year period from the employee’s date of employment. We match the amount contributed by each employee up to 3% of the employee’s salary.

Severance and Change in Control Benefits

Severance and change in control benefits are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The severance and change in control benefits found in the Named Executive Officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes.

Severance Benefits.    Our employment agreements with the Named Executive Officers provide that upon an involuntary termination of employment will pay to the terminated Named Executive Officer cash severance and other benefits in an amount consistent with competitive practice. These benefits include continued base salary payments for a period of one year for all of the Named Executive Officers (except for Mr. Malone), and in certain instances health insurance coverage (typically for a one-year or shorter period). Severance benefits are intended to ease the financial consequences to a Named Executive Officer due to an unplanned termination of employment. We benefit by requiring a general release from a separated Named Executive Officer employees. In addition, we have included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

Change in Control Benefits.    Our employment agreements with the Named Executive Officers provide for change of control benefits of continued base salary payments for a period of eighteen months for all of the Named Executive Officers (except for Mr. Malone), and in certain instances health insurance coverage, health care coverage (typically for an 18 month or shorter period). Under the 2004 Stock Option Plan and the 2006 LTIP and the award agreements under those plans, our stock options, RSUs, SARs and MPUs generally vest upon a change of control with a specified minimum price threshold, whether or not time vesting requirements or performance targets have been achieved. Under the employment arrangements with our Named Executive Officers, other change of control benefits generally require a change of control, followed by a termination of or change in an executive’s employment, a so-called “double” trigger mechanism. In adopting the so-called “single” trigger treatment for equity-based awards, we were guided by a number of principles: being consistent with current market practice among communications company peers; and keeping employees relatively whole for a reasonable period but avoid creating a “windfall”. Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity-based grants. Single trigger vesting provides employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the change of control transaction. Single trigger vesting on performance-based equity awards, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

Clawback Policy

The Company has adopted an Executive Incentive Compensation Recoupment Policy, or clawback policy, applicable to incentive compensation (i.e., cash bonus or equity based awards based on achievement of a performance metric) that are subsequently the subject of certain material restatements of financial statements, and incentive compensation based on materially inaccurate financial or performance measurements. The clawback policy is applicable to all executive officers subject to Section 16 of the Exchange Act, including the Named Executive Officers. The clawback policy extends to incentive compensation awarded within three completed fiscal years immediately preceding the date on which a material restatement is required or within three completed fiscal years immediately preceding the date on which the Compensation Committee determines that incentive compensation based on materially inaccurate financial or performance measurements has been awarded or paid. Employees covered under the clawback policy shall also be subject to any additional “clawback” or recoupment requirements required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 304 of the Sarbanes-Oxley Act.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits our tax deductions relating to the compensation paid to Named Executive Officers, unless the compensation is performance-based, the material terms of the applicable performance goals are disclosed to and approved by our stockholders and the other requirements of Section 162(m) are also satisfied. Our 2006 LTIP has received stockholder approval and, to the extent applicable, was prepared with the intention that our incentive compensation may qualify as performance-based compensation under Section 162(m); provided that we reserve the right to forego deductibility at the discretion of the Compensation Committee and pay performance based compensation that is not deductible under Section 162(m). While we intend to continue to rely on performance-based compensation programs, we recognize the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that we achieve our best interests and the best interests of our stockholders. To the extent consistent with this goal and to help us manage our compensation costs, we generally attempt to satisfy the requirements of Section 162(m) with respect to those elements of our compensation programs that are performance-based.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code, imposes requirements applicable to “nonqualified deferred compensation plans”. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. We intend that awards granted under the 2006 LTIP will comply with the requirements of Section 409A and intend to administer and interpret the 2006 LTIP in such a manner.

Role of Executives and Others in Establishing Compensation

During 2014 our Chief Executive Officer, Mr. Eisenberg, reviewed the performance of the Named Executive Officers (other than his own, which was reviewed by the Compensation Committee), and met on a case-by-case basis with each of the other Named Executive Officers to discuss proposed salary adjustments and annual award amounts, which were then presented to the Compensation Committee for approval. The Compensation Committee can exercise discretion in modifying any recommended adjustments or awards to executives. Mr. Eisenberg in his capacity as Chief Executive Officer, attended meetings of the Compensation Committee in 2014.

Hedging Policy

As part of its insider trading policy, the Company has a adopted a prohibition on directors, officers and employees of the Company (i) trading in derivative securities of the Company, unless specifically approved in advance in writing by the Company, and (ii) any short selling of the Company’s stock. Although the Company does not have a specific policy on directors and executive officers pledging shares of stock, under the Company’s insider trading policy, any transaction involving Company stock by a director or an executive officer, including pledges of shares, must be pre-cleared in advance by the Company. There are currently no outstanding pledges of our stock by any of our directors or executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee

Timothy Kelleher, Chairman

John Major

Gary Ritondaro

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All other Compensation $(5)	Total $
Marc Eisenberg	2014	$431,250	$43,124	$345,300	$294,750	$447,486	$24,252	$1,586,162
Chief Executive Officer	2013	425,000	42,500	203,400	219,600	357,000	23,970	1,271,470
	2012	425,000	41,000	307,750	285,900	443,313	23,430	1,526,393

Robert Costantini	2014	298,630	28,359	124,500	106,110	297,780	19,452	874,831
Executive Vice President	2013	294,840	28,000	112,266	98,820	238,000	19,170	791,096
and Chief Financial	2012	294,840	28,000	203,738	165,250	292,250	19,446	1,003,524
Officer

John J. Stolte, Jr.	2014	248,775	17,212	100,380	90,390	164,420	9,293	630,470
Executive Vice	2013	245,700	—	90,580	84,180	133,875	9,570	563,905
President-Technology	2012	245,700	17,000	166,823	142,950	163,413	9,096	744,982
and Operations

Christian G. Le Brun	2014	218,264	15,638	97,650	90,390	149,384	8,370	579,696
Executive Vice President	2013	209,352	15,000	83,310	84,180	123,750	8,182	523,774
and General Counsel	2012	209,352	15,000	152,647	142,950	138,563	7,264	665,776

Craig Malone	2014	225,000	13,776	86,850	70,740	126,420	8,802	531,588
Executive Vice President	2013	218,550	50,000	56,520	81,000	—	7,789	413,859
Product Development(6)

(1)	The amounts set forth in the “Bonus” column represents cash amounts of the discretionary portions of the 2014, 2013 and 2012 performance-based annual incentive awards which were paid following the Compensation Committee’s determination of the final amounts earned by the Named Executive Officers.

(2)	The amounts set forth in the “Stock Awards” column for 2014, 2013 and 2012 represent the aggregate grant date fair values of performance-based RSU awards and MPU awards to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For performance-based RSU awards and MPU awards such amounts are based on the probable outcome of the performance conditions as of the grant date. For the MPUs such amounts are based on the vesting of 100% of the MPUs awarded based on achieving the target stock price level. For a discussion of the assumptions used to calculate the grant date fair value of an RSU award and an MPU award shown in the “Stock Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives and Annual Cash Bonuses” for a further discussion regarding RSU and MPU awards in 2014, 2013 and 2013 and the Outstanding Equity Awards at 2014 Fiscal Year-End Table for a further discussion regarding outstanding RSU and MPU awards.

(3)	The amounts set forth in the “Options Awards” column represent the aggregate grant date fair values of time-based SAR awards to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone computed in accordance with FASB ASC Topic 718, Compensation— Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the SAR awards shown in the “Options Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding SAR awards in 2014, 2013 and 2012 and the Outstanding Equity Awards at 2014 Fiscal Year-End Table for a further discussion regarding outstanding SAR awards.

(4)	The amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone under the terms of their respective employment arrangements. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” and the Grants of Plan-Based Awards Table for a further discussion regarding the 2014 annual incentive payments.

(5)	The amounts set forth in the “All Other Compensation” column are comprised of the following for each Named Executive Officer:

Marc Eisenberg:

Perquisites and Personal Benefits:

2014: $7,800 for 401(k) matching contributions, $14,400 for automobile allowance and $2,052 for payment of life insurance premiums.

2013: $7,500 for 401(k) matching contributions, $14,400 for automobile allowance and $2,070 for payment of life insurance premiums.

2012: $7,500 for 401(k) matching contributions, $14,400 for automobile allowance and $1,530 for payment of life insurance premiums.

Robert Costantini:

Perquisites and Personal Benefits:

2014: $7,800 for 401(k) matching contributions, $9,600 for automobile allowance and $2,052 for payment of life insurance premiums.

2013: $7,500 for 401(k) matching contributions, $9,600 for automobile allowance and $2,070 for payment of life insurance premiums.

2012: $7,500 for 401(k) matching contributions, $9,600 for automobile allowance and $2,346 for payment of life insurance premiums.

John Stolte:

Perquisites and Personal Benefits:

2014: $7,241 for 401(k) matching contributions and $2,052 for payment of life insurance premiums.

2013: $7,500 for 401(k) matching contributions and $2,070 for payment of life insurance premiums.

2012: $7,371 for 401(k) matching contributions and $1,725 for payment of life insurance premiums.

Christian Le Brun:

Perquisites and Personal Benefits:

2014: $6,459 for 401(k) matching contributions and $1,911 for payment of life insurance premiums.

2013: $6,281 for 401(k) matching contributions and $1,911 for payment of life insurance premiums.

2012: $6,281 for 401(k) matching contributions and $983 for payment of life insurance premiums.

Craig Malone:

Perquisites and Personal Benefits:

2014: $6,750 for 401(k) matching contributions and $2,052 for payment of life insurance premiums.

2013: $6,577 for 401(k) matching contributions and $1,232 for payment of life insurance premiums.

(6)	Mr. Malone became an Executive Officer in July 2013 in connection with his promotion to Executive Vice President.

Grants of Plan-Based Awards in 2014

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Marc Eisenberg	2015 non-equity incentive plan awards
	12/17/2014	12/17/2014	2015 annual incentive (Adjusted EBITDA)	111,176	222,353	542,854	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Consolidated revenues)	55,588	111,176	222,353	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Direct channel revenues)	16,676	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Net subscriber additions)	16,676	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #1)	16,676	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #2)	16,676	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Discretionary)	—	—	45,000	—	—	—	—	—	—	—

	Total 2015 non-equity incentive plan awards			233,468	333,529	810,207

	2015 equity incentive plan awards
	12/17/2014	12/17/2014	2015 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	19,000	—	—	—	—	125,400
	12/17/2014	12/17/2014	2015 performance-based RSUs (Consolidated revenues)	—	—	—	—	9,500	—	—	—	—	62,700
	12/17/2014	12/17/2014	2015 performance-based RSUs (Direct channel revenues)	—	—	—	—	1,425	—	—	—	—	9,405
	12/17/2014	12/17/2014	2015 performance-based RSUs (Net subscriber additions)	—	—	—	—	1,425	—	—	—	—	9,405
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #1)	—	—	—	—	1,425	—	—	—	—	9,405
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #2)	—	—	—	—	1,425	—	—	—	—	9,405

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
	12/17/2014	12/17/2014	2015 performance-based RSUs (Discretionary)	—	—	—	—	3,800	—	—	—	—	25,080
	12/17/2014	12/17/2014	Time-based SARs	—	—	—		—		—	75,000	6.60	495,000
	12/17/2014	12/17/2014	MPUs	—	—	—	(7)	—	(7)	—	—	—	94,500

	Total 2015 equity incentive plan awards						(7)	38,000	(7)		75,000		840,300

Robert G. Costantini	2015 non-equity incentive plan awards
	12/17/2014	12/17/2014	2015 annual incentive (Adjusted EBITDA)	73,599	147,198	359,371	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Consolidated revenues)	36,800	73,599	147,198	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Direct channel revenues)	11,040	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Net subscriber additions)	11,040	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #2)	11,040	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #3)	11,040	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Discretionary)	—	—	29,440	—	—	—	—	—	—	—

	Total 2015 non-equity incentive plan awards			154,559	220,797	536,009

	2015 equity incentive plan awards
	12/17/2014	12/17/2014	2015 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	4,500	—	—	—	—	29,700
	12/17/2014	12/17/2014	2015 performance-based RSUs (Consolidated revenues)	—	—	—	—	2,250	—	—	—	—	14,850
	12/17/2014	12/17/2014	2015 performance-based RSUs (Direct channel revenues)	—	—	—	—	338	—	—	—	—	2,231
	12/17/2014	12/17/2014	2015 performance-based RSUs (Net subscriber additions)	—	—	—	—	338	—	—	—	—	2,231
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #2)	—	—	—	—	337	—	—	—	—	2,224

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #3)	—	—	—	—	337	—	—	—	—	2,224
	12/17/2014	12/17/2014	2015 performance-based RSUs (Discretionary)	—	—	—	—	900	—	—	—	—	5,940
	12/17/2014	12/17/2014	Time-based SARs	—	—	—					27,000	6.60	178,200
	12/17/2014	12/17/2014	MPUs	—	—	—	(7)	—	(7)	—	—	—	65,000

	Total 2015 equity incentive plan awards						(7)	9,000	(7)		27,000		302,600

John J. Stolte, Jr.	2015 non-equity incentive plan awards
	12/17/2014	12/17/2014	2015 annual incentive (Adjusted EBITDA)	44,628	89,255	156,108	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Consolidated revenues)	22,314	44,628	78,054	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #1)	13,389	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #4)	13,389	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Discretionary)	—	—	17,851	—	—	—	—	—	—	—

	Total 2015 non-equity incentive plan awards			93,719	133,883	252,013

	2015 equity incentive plan awards
	12/17/2014	12/17/2014	2015 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	3,500	—	—	—	—	23,100
	12/17/2014	12/17/2014	2015 performance-based RSUs (Consolidated revenues)	—	—	—	—	1,750	—	—	—	—	11,550
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #1)	—	—	—	—	525	—	—	—	—	3,465
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #4)	—	—	—	—	525	—	—	—	—	3,465
	12/17/2014	12/17/2014	2015 performance-based RSUs (Discretionary)	—	—	—	—	700	—	—	—	—	4,620
	12/17/2014	12/17/2014	Time-based SARs	—	—	—	—	—	—	—	23,000	6.60	151,800
	12/17/2014	12/17/2014	MPUs	—	—	—	(7)	—	(7)	—	—	—	54,180

	Total 2015 equity incentive plan awards						(7)	7,000	(7)		23,000		252,180

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Christian G. Le Brun	2015 non-equity incentive plan awards
	12/17/2014	12/17/2014	2015 annual incentive (Adjusted EBITDA)	43,885	87,771	153,512	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Consolidated revenues)	21,943	43,885	76,756	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #1)	6,583	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2014 annual incentive (Operational target #5)	6,583	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2014 annual incentive (Operational target #6)	6,583	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #7)	6,583	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Discretionary)	—	—	17,554	—	—	—	—	—	—	—

	Total 2015 non-equity incentive plan awards			92,159	131,656	247,822

	2015 equity incentive plan awards
	12/17/2014	12/17/2014	2015 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	3,500	—	—	—	—	23,100
	12/17/2014	12/17/2014	2015 performance-based RSUs (Consolidated revenues)	—	—	—	—	1,750	—	—	—	—	11,550
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #1)	—	—	—	—	263	—	—	—	—	1,736
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #5)	—	—	—	—	263	—	—	—	—	1,736
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #6)	—	—	—	—	262	—	—	—	—	1,729
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #7)	—	—	—	—	262	—	—	—	—	1,729
	12/17/2014	12/17/2014	2015 performance-based RSUs (Discretionary)	—	—	—	—	700	—	—	—	—	4,620
	12/17/2014	12/17/2014	Time-based SARs	—	—	—	—	—	—	—	23,000	6.60	151,800
	12/17/2014	12/17/2014	MPUs	—	—	—	(7)	—	(7)	—	—	—	51,450

	Total 2015 equity incentive plan awards						(7)	7,000	(7)		23,000		249,450

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Craig Malone	2015 non-equity incentive plan awards
	12/17/2014	12/17/2014	2015 annual incentive (Adjusted EBITDA)	34,439	68,878	120,467	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Consolidated revenues)	17,219	34,439	60,234	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Direct channel revenues)	6,888	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Net subscriber additions)	6,888
	12/17/2014	12/17/2014	2015 annual incentive (Operational target #8)	6,888	—	—	—	—	—	—	—	—	—
	12/17/2014	12/17/2014	2015 annual incentive (Discretionary)	—	—	13,776	—	—	—	—	—	—	—

	Total 2015 non-equity incentive plan awards			72,321	103,317	194,477

	2015 equity incentive plan awards
	12/17/2014	12/17/2014	2015 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	3,000	—	—	—	—	19,800
	12/17/2014	12/17/2014	2015 performance-based RSUs (Consolidated revenues)	—	—	—	—	1,500	—	—	—	—	9,900
	12/17/2014	12/17/2014	2015 performance-based RSUs (Direct channel revenues)	—	—	—	—	300	—	—	—	—	1,980
	12/17/2014	12/17/2014	2015 performance-based RSUs (Net subscriber additions)	—	—	—	—	300	—	—	—	—	1,980
	12/17/2014	12/17/2014	2015 performance-based RSUs (Operational target #8)	—	—	—	—	300	—	—	—	—	1,980
	12/17/2014	12/17/2014	2015 performance-based RSUs (Discretionary)	—	—	—	—	600	—	—		—	3,960
	12/12/2013	12/12/2013	Time-based SARs	—	—	—	—	—	—	—	18,000	6.60	118,800
	12/12/2013	12/12/2013	MPUs	—	—	—	(7)	—	(7)	—	—	—	47,250

	Total 2015 equity incentive plan awards						(7)	6,000	(7)		18,000		205,650

(1)	The date the Compensation Committee approved the issuance of the award.

(2)	The amounts shown represent annual incentive payments payable to Messrs. Eisenberg, Costantini, Stolte and Le Brun pursuant to employment agreements with the Company. For Mr. Malone the amounts shown represent annual incentive payable to him pursuant to an offer letter. See “Certain Relationships and Transactions with Related Persons — Employment Agreements” for a summary of the employment arrangements. The actual annual incentive payment amount paid to each of these Named Executive Officers for fiscal year 2015 operational and financial performance targets are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For 2014, the incentive payments for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone are calculated based on a percentage of the executive’s 2014 base salary, determined based on the achievement of specified financial and operational performance targets of the Company for fiscal year 2015. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(3)	On December 17, 2014, our Compensation Committee established 2015 operational and financial performance targets and granted performance-based RSU awards to each of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone. The performance-based RSUs vest upon achievement of various 2015 operational and financial performance targets and continued employment through the date that our Compensation Committee has determined the performance targets have been achieved. Mr. Eisenberg was granted 38,000 performance-based RSU awards, Mr. Costantini was granted 9,000 performance-based RSU awards, each of Messrs. Stolte and Le Brun were granted 7,000 performance-based RSU awards and Mr. Malone was granted 6,000 performance-based RSU awards. Further on December 17, 2014, our Compensation Committee granted 2015-2017 MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone based on the Company’s stock price performance over a three-year performance period. One-third of the MPUs vest at the end of each year in the performance period only if the Company satisfies stock price targets and continued employment through the date that our Compensation Committee has determined that the stock price targets have been achieved. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding performance-based RSU and MPU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these RSU and MPU awards.

(4)	The amounts shown in the “Target” column represents the value of annual incentive payments payable if the Adjusted EBITDA and Consolidated Revenue performance targets are achieved at the 100% level. The amounts shown in the “Threshold Target” column represent the lower value of annual incentive payments payable if the performance targets are achieved at the 88% level for Adjusted EBITDA and 96% level for Consolidated Revenues, and the value of annual incentive payments payable if all other performance targets (excluding discretionary portion) are achieved at the 100% level. The amounts shown in the “Maximum Target” column represent the maximum value of annual incentive payments payable if the performance targets are achieved at the 110% level for Adjusted EBITDA and 104% level for Consolidated Revenue, and the maximum amount of the discretionary portion of the annual incentive payments payable upon determination by the Compensation Committee. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(5)	On December 17, 2014, 75,000 time-based SAR awards were granted to Mr. Eisenberg, 27,000 time-based SAR awards were granted to Mr. Costantini, 23,000 time-based SAR awards were granted to each of Messrs. Stolte and Le Brun and 18,000 time-based SAR awards were granted to Mr. Malone. These time-based SAR awards have a base price of $6.60 per share, the price of our common stock on the grant date, and will vest on January 1, 2016. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding time-based SAR awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these SAR awards.

(6)	The amounts shown in the “Grant Date Fair Value of Stock and Option Awards” represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the SAR, RSU and MPUs, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(7)	Although the MPUs are equity incentive plan awards, the payouts are based on a percentage of salary rather than shares or units. In lieu of reporting the estimated probable payments in the table above, the following table reflects the Threshold and Maximum payments in dollars of the MPUs to the Named Executive Officers set forth in the table, assuming the Company’s stock price performance during the applicable performance cycle satisfied the Threshold or Maximum levels.

Name	Threshold ($)	Maximum ($)
Marc Eisenberg	101,250	202,500
Robert Costantini	69,750	139,500
John Stolte	58,050	116,100
Christian Le Brun	55,125	110,250
Craig Malone	50,625	101,250

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option/SAR Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
Marc Eisenberg	82,974	(2)	—		—	11.00	10/5/2016	—	—	—		—
	425,000	(2)	—		—	4.96	3/31/2018	—	—	—		—
	36,500	(2)	—		—	2.46	3/3/2020	—	—	—		—
	150,000	(2)	—		—	2.46	3/3/2020	—	—	—		—
	100,000	(2)	—		—	2.74	10/26/2021	—	—	—		—
	32,500	(2)	—		—	3.65	3/2/2021	—	—	—		—
	34,687	(2)	—		—	3.42	3/7/2022	—	—	—		—
	80,000	(2)	—		—	3.53	10/24/2022
	—		60,000	(2)(3)	—	5.92	12/12/2023	—	—	—		—
	—		75,000	(2)(4)	—	6.60	12/17/2024	—	—	—		—
	—		—		—	—	—	—	—	7,500	(5)	49,050	(5)
	—		—		—	—	—	—	—	2,500	(6)	16,350	(6)
	—		—		—	—	—	—	—	5,000	(7)	32,700	(7)
	—		—		—	—	—	—	—	750	(8)	4,905	(8)
	—		—		—	—	—	—	—	750	(9)	4,905	(9)
	—		—		—	—	—	—	—	1,500	(10)	9,810	(10)
	—		—		—	—	—	—	—	2,000	(11)	13,080	(11)
	—		—		—	—	—	—	—	38,000	(12)	248,520	(12)
										*	(13)	*	(13)
Robert Costantini	66,666	(2)	—		—	11.00	10/5/2016	—	—	—		—
	52,973	(2)	—		—	11.00	10/5/2016	—	—	—		—
	250,000	(2)	—		—	4.96	3/31/2018	—	—	—		—
	18,688	(2)	—		—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—		—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—		—	2.74	10/26/2021	—	—	—		—
	18,125	(2)	—		—	3.65	3/2/2021	—	—	—		—
	16,875	(2)	—		—	3.42	3/7/2022	—	—	—		—
	50,000	(2)	—		—	3.53	10/24/2012	—	—	—		—
	—		27,000	(2)(3)	—	5.92	12/12/2023	—	—	—		—
	—		27,000	(2)(4)	—	6.60	12/17/2024	—	—	—		—
	—		—		—	—	—	—	—	3,375	(5)	22,073	(5)
	—		—		—	—	—	—	—	1,125	(6)	7,358	(6)
	—		—		—	—	—	—	—	2,250	(7)	14,715	(7)
	—		—		—	—	—	—	—	338	(8)	2,211	(8)
	—		—		—	—	—	—	—	338	(9)	2,211	(9)
	—		—		—	—	—	—	—	674	(10)	4,408	(10)
	—		—		—	—	—	—	—	900	(11)	5,886	(11)
	—		—		—	—	—	—	—	9,000	(12)	58,860	(12)
	—		—		—	—	—	—	—	*	(13)	*	(13)

	Option/SAR Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
John J. Stolte, Jr.	150,000	(2)	—		—	4.96	3/31/2018	—	—	—		—
	15,825	(2)	—		—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—		—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—		—	2.74	10/26/2021	—	—	—		—
	13,750	(2)	—		—	3.65	3/2/2021	—	—	—		—
	17,345	(2)	—		—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—		—	3.53	10/24/2022
	—		23,000	(2)(3)	—	5.92	12/12/2023	—	—	—		—
	—		23,000	(2)(4)	—	6.60	12/17/2024	—	—	—		—
	—		—		—	—	—	—	—	2,625	(5)	17,168	(5)
	—		—		—	—	—	—	—	875	(6)	5,723	(6)
	—		—		—	—	—	—	—	1,750	(7)	11,445	(7)
	—		—		—	—	—	—	—	1,050	(10)	6,867	(10)
	—		—		—	—	—	—	—	700	(11)	4,578	(11)
	—		—		—	—	—	—	—	7,000	(12)	45,780	(12)
	—		—		—	—	—	—	—	*	(13)	*	(13)
Christian G. Le Brun	150,000	(2)	—		—	4.96	3/31/2018	—	—	—		—
	18,250	(2)	—		—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—		—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—		—	2.74	10/26/2021	—	—	—		—
	17,750	(2)	—		—	3.65	3/2/2021	—	—	—		—
	16,406	(2)	—		—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—		—	3.53	10/24/2022	—	—	—		—
	50,000	(14)				4.88	5/2/2015
	—		23,000	(2)(4)	—	5.92	12/12/2023	—	—	—		—
	—		23,000	(2)(5)	—	6.60	12/17/2024	—	—	—		—
	—		—		—	—	—	—	—	2,625	(5)	17,168	(5)
	—		—		—	—	—	—	—	875	(6)	5,723	(6)
	—		—		—	—	—	—	—	1,750	(7)	11,445	(7)
	—		—		—	—	—	—	—	1,050	(10)	6,867	(10)
	—		—		—	—	—	—	—	700	(11)	4,578	(11)
	—		—		—	—	—	—	—	7,000	(12)	45,780	(12)
	—		—		—	—	—	—	—	*	(13)	*	(13)
Craig Malone	12,000	(2)	—		—	2.73	10/11/2021	—	—	—		—
	5,000	(2)	—		—	3.51	2/9/2022	—	—	—		—
	6,000	(2)	—		—	3.15	5/15/2022	—	—	—		—
	10,000	(2)	—		—	3.53	10/24/2022	—	—	—		—
	3,900	(2)	—		—	4.20	6/10/2023	—	—	—		—
	—		18,000	(2)(3)	—	5.92	12/12/2023	—	—	—		—
	—		18,000	(2)(4)	—	6.60	12/17/2024	—	—	—		—
	—		—		—	—	—	—	—	—		—

	Option/SAR Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
	—	—	—	—	—	—	—	2,250	(5)	14,715	(5)
	—	—	—	—	—	—	—	750	(6)	4,905	(6)
	—	—	—	—	—	—	—	1,500	(7)	9,810	(7)
	—	—	—	—	—	—	—	900	(10)	5,886	(10)
	—	—	—	—	—	—	—	600	(11)	3,924	(11)
	—	—	—	—	—	—	—	6,000	(12)	39,240	(12)
	—	—	—	—	—	—	—	*	(13)	*	(13)

(1)	Based on the $6.54 per share closing price of our common stock on December 31, 2014.

(2)	SAR awards granted under our 2006 LTIP, which have a base price equal to the price of our common stock on the grant date.

(3)	Time-based SAR awards that vested on January 1, 2015.

(4)	Time-based SAR awards that vest on January 1, 2016.

(5)	Performance-based RSU awards that vested in March 2015 based on achieving the fiscal 2014 target for Adjusted EBITDA during fiscal 2014 as determined by the Compensation Committee.

(6)	Performance-based RSU awards that vested in March 2015 based on achieving the fiscal 2014 target for Q4 Adjusted EBITDA during fiscal 2014 as determined by the Compensation Committee.

(7)	Performance-based RSU awards that vested in March 2015 based on achieving the fiscal 2014 target for Consolidated Revenues during fiscal 2014 as determined by the Compensation Committee.

(8)	Performance-based RSU awards that vested in March 2015 based on achieving the fiscal 2014 target for Direct channel revenues during fiscal 2014 as determined by the Compensation Committee.

(9)	Performance-based RSU awards that vested in March 2015 based on achieving the fiscal 2014 target for Net subscriber additions during fiscal 2014 as determined by the Compensation Committee.

(10)	Performance-based RSU awards which relate to the achievement of 11 operational targets during fiscal 2014. The operational targets relate to the individual Named Executive Officer’s role and responsibilities. Not all objectives were applicable to each Named Executive Officer. A portion of the performance-based RSU awards vested in March 2015 based on achieving six of the 11 objectives during fiscal 2014, while a portion of the performance-based RSUs lapsed unvested in March 2015 based on not achieving five of the 11 objectives during fiscal 2014. The number of performance-based RSU awards that vested were 750 for Mr. Eisenberg, 337 for Mr. Costantini, 525 for Mr. Stolte, 525 for Mr. Le Brun and 225 for Mr. Malone.

(11)	Performance-based RSU awards that vested in March 2015 based on the Compensation Committee’s discretionary determination that certain key projects for each of the Named Executive Officers had been completed.

(12)	Performance-based RSU awards which vest in 2016 based on achieving fiscal 2015 performance targets during fiscal 2015 as determined by the Compensation Committee.

(13)	MPU award payouts are based on a percentage of salary rather than shares or units. For a discussion of the estimated payout amounts for these unvested MPUs, see footnote (3) to the Grants of Plan-Based Awards Table.

(14)	Options granted under our 2004 Stock Option Plan that were exercised in January 2015.

Option Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Securities Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Marc Eisenberg	—	—	35,500	258,440
Robert Costantini	—	—	22,188	161,529
John Stolte	11,667	46,297	17,000	123,760
Christian Le Brun	—	—	17,750	129,220
Craig Malone	—	—	3,250	23,660

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Shares acquired on vesting of performance-based RSU awards on February 25, 2014.

(3)	Based on the closing price of our common stock on the vesting date of $7.28 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2014, about shares of our common stock that may be issued upon the exercise or vesting of options, RSUs and SARs granted to employees and directors under all of our existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise or vesting of outstanding options, RSUs and SARs		Weighted- average exercise price of outstanding options and SARs		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	5,120,691	(2)	$4.73	(3)	2,878,932	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	5,120,691		$4.73		2,878,932

(1)	Consists of the following equity compensation plans: the 2004 Stock Option Plan and the 2006 LTIP.

(2)	Consists of 50,000 shares subject to outstanding stock options under the 2004 Stock Option Plan and 4,636,011 shares underlying outstanding time- and performance-based SARs and 434,680 shares underlying outstanding time- and performance-based RSUs granted under the 2006 LTIP.

(3)	Excludes 434,680 shares underlying outstanding time- and performance-based RSUs which do not have an exercise price.

(4)	Consists of shares available for issuance under the 2006 LTIP, which includes the remaining 258,867 shares of common stock available for issuance under the 2004 Stock Option Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

ORBCOMM Europe

We have entered into a service license agreement covering 43 jurisdictions in Europe and a gateway services agreement with ORBCOMM Europe LLC, a company in which we indirectly own a 49.95% interest. The service license agreement and the gateway services agreement with ORBCOMM Europe contain terms and conditions substantially similar to the service license agreements and the gateway services agreements we have and expect to enter into with other licensees, except for certain more favorable pricing terms. ORBCOMM Europe is owned 50% by Satcom International Group plc and 50% by OHB AG (“OHB”). We hold a 99.9% ownership interest in Satcom.

OHB is a substantial stockholder and a direct investor of ours and its Chief Executive Officer, Marco Fuchs, is on our board of directors. In addition, Satcom has been appointed by ORBCOMM Europe as a country representative for the United Kingdom, Ireland and Switzerland. ORBCOMM Deutschland, an affiliate of OHB, has been appointed by ORBCOMM Europe as country representative for Germany and holds the relevant regulatory authority and authorization in Germany. OHB-France, a subsidiary of OHB, holds the regulatory authority and authorization in France. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason.

In connection with the organization of ORBCOMM Europe and the reorganization of our business in Europe, we agreed to grant ORBCOMM Europe approximately $3.7 million in air time credits. The amount of the grant was equal to the amount owed by ORBCOMM Global L.P. to the European Company for Mobile Communications Services N.V. (“MCS”), the former licensee for Europe of ORBCOMM Global L.P. ORBCOMM Europe, in turn, agreed to issue credits in the aggregate amount of the credits received from us to MCS and its country representatives who were stockholders of MCS. Satcom, as a country representative for the United Kingdom, Ireland and Switzerland, received airtime credits in the amount of $580,200. ORBCOMM Deutschland, as country representative for Germany, received airtime credits of $449,800. Because approximately $2.8 million of the airtime credits were granted to stockholders of MCS who are not related to us and who continue to be country representatives in Europe, we believe that granting of the airtime credits was essential to permit ORBCOMM Europe to reorganize the ORBCOMM business in Europe. The airtime credits have no expiration date. As of December 31, 2014, approximately $2.1 million of the airtime credits granted by us to ORBCOMM Europe remained unused.

Satcom International Group plc

Satcom is our 99.9%-owned consolidated subsidiary that (i) owns 50% of ORBCOMM Europe, (ii) has entered into country representative agreements with ORBCOMM Europe, covering the United Kingdom, Ireland and Switzerland, and (iii) has entered into a service license agreement with us, covering substantially all of the countries of the Middle East and a significant number of countries of Central Asia, and a gateway services agreement with us. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason. We believe that the service license agreement and the gateway services agreement between us and Satcom contain terms and conditions substantially similar to those which we have and expect to enter into with other unaffiliated licensees. As of December 31, 2014, Satcom owed us unpaid fees of approximately $154,000.

As of December 31, 2014, ORBCOMM Europe had a note payable to Satcom in the amount of €1,466,920 ($1,789,642.80). This note has the same payment terms as the note payable from ORBCOMM Europe to OHB described below under “— OHB AG” and carries a zero interest rate. For accounting purposes, this note has been eliminated in the consolidation of ORBCOMM Europe and Satcom with ORBCOMM Inc. We own 99.9% of Satcom, which in turn owns 50% of ORBCOMM Europe.

We have provided Satcom with a $1,500,000 line of credit for working capital purposes. The revolving loan bears interest at 8% per annum and is secured by all of Satcom’s assets, including its membership interest in ORBCOMM Europe. As of December 31, 2014, Satcom had $1,563,294 outstanding under this line of credit.

OHB AG

We have entered into several agreements with OHB AG and its affiliates for satellite-related products and services. Marco Fuchs, a director of ours, is Chief Executive Officer and Chairman of the Managing Board of OHB.

On May 21, 2002, we entered into an IVAR agreement with OHB under which OHB has been granted non-exclusive rights to resell our services for applications developed by OHB for the monitoring and tracking of mobile tanks and containers. As of December 31, 2014, OHB had no unpaid fees to us under the IVAR agreement.

In connection with the acquisition of an interest in Satcom (see “— Satcom International Group plc” above), we recorded an indebtedness to OHB arising from a note payable from ORBCOMM Europe to OHB. As of December 31, 2014, the principal balance of the note payable is €1,138,400 and it has a carrying value of $1,388,848. This note does not bear interest and has no fixed repayment term. Repayment will be made from the distribution profits (as defined in the note agreement) of ORBCOMM Europe.

On September 28, 2010, we and OHB-System AG (an affiliate of OHB) entered into an AIS Satellite Deployment and License Agreement (the “AIS Agreement”) pursuant to which OHB-System AG, through its affiliate Luxspace Sarl (“LXS”), would (1) design, construct, launch and in-orbit test two Automatic Identification System (“AIS”) microsatellites and (2) design and construct the required ground support equipment. Under the AIS Agreement, we obtained exclusive licenses for all data (with certain exceptions) collected or transmitted by the AIS microsatellites (including all AIS data) during the term of the AIS Agreement and nonexclusive licenses for all AIS data collected or transmitted by the Pathfinder 3 satellite if launched by LXS. The AIS Agreement provided for milestone payments by us to OHB-System AG totaling $2,000,000 (inclusive of in-orbit testing) beginning with the execution of the AIS Agreement through the microsatellite launches. In addition, to the extent that both microsatellites continue to successfully operate after launch, we will pay OHB-System AG lease payments of up to $546,000 in the aggregate over thirty six (36) months. In addition OHB-System AG was also entitled to credits of up to $500,000 to be used solely for microsatellite AIS data license fees payable to us under a separate AIS data resale agreement. On January 1, 2012, we and OHB-System AG amended the AIS Agreement to (i) increase the milestone payments to $2,100,000 in the aggregate, (ii) eliminate the $500,000 credit described above and (iii) increase the lease payments described above to up to $946,000 in the aggregate over thirty six (36)  months.

Registration Rights Agreement

On December 30, 2005, and in connection with private placements of Series B convertible preferred stock in November and December 2005 and January 2006, we entered into a Second Amended and Restated Registration Rights Agreement with the Series B preferred stock investors and holders of our Series A preferred stock and common stock who were parties to the Amended and Restated Registration Rights Agreement dated February 17, 2004.

Under the agreement, certain holders of common stock (including common stock issued upon the conversion of our prior Series A convertible preferred stock and Series B convertible preferred stock) have the right to demand, at any time or from time to time, that we file up to two registration statements registering the common stock. Only holders of (i) at least two-thirds of the registrable securities (generally our common stock and common stock issued upon conversion of our preferred stock and warrants) outstanding as of the date of our initial public offering, (ii) at least 35% of the registrable securities outstanding as of the date of the demand or (iii) a specified number of holders of common stock issued upon conversion of our Series B convertible preferred stock may request a demand registration.

In addition, certain holders will be entitled to an additional demand registration statement on Form S-3 covering the resale of all registrable securities, provided that we will not be required to effect more than one such demand registration statement on Form S-3 in any twelve month period or to effect any such demand registration statement on Form S-3 if any such demand registration statement on Form S-3 will result in an offering price to the public of less than $20 million. Notwithstanding the foregoing, after we qualify to register our common stock on Form S-3, Sagamore Hill Hub Fund Ltd. and its affiliates (collectively, “Sagamore”) and KMCP Satellite Investments LLC, CalPERS Corporate Partners, LLC and their affiliates (the “KMCP Entities”) will have separate rights to additional demand registrations that would be eligible for registration on Form S-3; provided, that we will not be required to effect more than one such demand registration requested by Sagamore or the KMCP Entities, as the case may be, on Form S-3 in any twelve month period and that Sagamore or the KMCP Entities, as the case may be, will pay the expenses of such registration if such registration shall result in an aggregate offering price to the public of less than $1 million. Certain investors also have preemptive rights and piggyback registration rights as specified in our Second Amended and Restated Registration Rights Agreement. CalPERS Corporate Partners, LLC owns 5.6% of our common stock and Timothy Kelleher, a director of ours, is a Managing Partner of KMCP Advisors II LLC, which is the manager of CalPERS Corporate Partners, LLC.

Employment Arrangements

Marc Eisenberg.    On November 8, 2010, we entered into an employment agreement (the “Eisenberg Agreement”) with Marc Eisenberg, our Chief Executive Officer, effective as of December 31, 2010. Upon its effectiveness, the Eisenberg Agreement supersedes and replaces any prior employment agreements with Mr. Eisenberg (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Eisenberg Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Eisenberg Agreement will not be further extended and Mr. Eisenberg’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Eisenberg’s employment with us may be terminated prior to the expiration of the term of the Eisenberg Agreement pursuant to the provisions described below.

The Eisenberg Agreement provides for an annual base salary, currently $450,000. In addition to his salary, Mr. Eisenberg is entitled to certain employee benefits, including medical and disability insurance, term life insurance (with a death benefit no less than three times his annual base salary), paid holiday and vacation time and other employee benefits paid by us. Under the Eisenberg Agreement, Mr. Eisenberg is eligible to receive a bonus, payable in cash or cash equivalents, based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Eisenberg is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. In the event we elect to relocate Mr. Eisenberg’s position to Dulles, Virginia, Mr. Eisenberg will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Eisenberg’s employment is terminated (1) by us without “cause” (as defined in the Eisenberg Agreement), (2) as a result of a notice of non-extension of the Eisenberg Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Eisenberg Agreement, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A of the Internal Revenue Code (“Section 409A”)), and continued health insurance coverage for one year following such termination. Mr. Eisenberg’s post-termination payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Eisenberg Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Eisenberg Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Eisenberg will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Eisenberg Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which

Mr. Eisenberg receives continued base salary and coverage under our health insurance plan will be eighteen months. If we elect to relocate Mr. Eisenberg’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Eisenberg will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), except that the length of the severance period during which he receives continued base salary and coverage under our health insurance plan will be three months.

Robert G. Costantini.    On November 8, 2010, we entered into an employment agreement (the “Costantini Agreement”) with Robert G. Costantini, our Executive Vice President and Chief Financial Officer, effective as of December 31, 2010. Upon its effectiveness, the Costantini Agreement supersedes and replaces any prior employment agreements with Mr. Costantini (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Costantini Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Costantini Agreement will not be further extended and Mr. Costantini’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Costantini’s employment with us may be terminated prior to the expiration of the term of the Costantini Agreement pursuant to the provisions described below.

The Costantini Agreement provides for an annual base salary, currently $310,000. In addition to his salary, Mr. Costantini is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Costantini Agreement, Mr. Costantini is eligible to receive a bonus, payable in cash or cash equivalents, based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Costantini is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. In the event we elect to relocate Mr. Costantini’s position to Dulles, Virginia, Mr. Costantini will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Costantini’s employment is terminated (1) by us without “cause” (as defined in the Costantini Agreement), (2) as a result of a notice of non-extension of the Costantini Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Costantini Agreement, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A), and continued health insurance coverage for one year following such termination. Mr. Costantini’s post-termination payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Costantini Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Costantini Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Costantini will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Costantini Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Costantini receives continued base salary and coverage under our health insurance plan will be eighteen months. If we elect to relocate Mr. Costantini’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Costantini will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), except that the length of the severance period during which he receives continued base salary and coverage under our health insurance plan will be three months.

John J. Stolte, Jr.    On November 8, 2010, we entered into an employment agreement (the “Stolte Agreement”) with John Stolte, our Executive Vice President — Technology and Operations, effective as of December 31, 2010. Upon its effectiveness, the Stolte Agreement supersedes and replaces any previous employment agreements with Mr. Stolte (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Stolte Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Stolte Agreement will not be further extended and Mr. Stolte’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Stolte’s employment with us may be terminated prior to the expiration of the term of the Stolte Agreement pursuant to the provisions described below.

The Stolte Agreement provides for an annual base salary, currently $258,000. In addition to his salary, Mr. Stolte is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by the Company. Under the Stolte Agreement, Mr. Stolte is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Stolte is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Stolte’s employment is terminated (1) by reason of his death or disability, (2) by us without “cause” (as defined in the Stolte Agreement) or (3) as a result of a notice of non-extension of the Stolte Agreement provided by us he or his estate will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A). Mr. Stolte’s post-termination payments are conditioned on his executing a release in favor of us. In addition, the Stolte Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of his employment following a “change of control” (as defined in the Stolte Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Stolte will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Stolte Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Stolte receives continued base salary will be eighteen months.

Christian G. Le Brun.    On November 8, 2010, we entered into an employment agreement (the “Le Brun Agreement”) with Christian Le Brun, our Executive Vice President and General Counsel, effective as of December 31, 2010. Upon its effectiveness, the Le Brun Agreement supersedes and replaces any previous employment agreements with Mr. Le Brun (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Le Brun Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Le Brun Agreement will not be further extended and Mr. Le Brun’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Le Brun’s employment with us may be terminated prior to the expiration of the term of the Le Brun Agreement pursuant to the provisions described below.

The Le Brun Agreement provides for an annual base salary, currently $245,000. In addition to his salary, Mr. Le Brun is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Le Brun Agreement, Mr. Le Brun is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Le Brun is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our executives are generally permitted to participate.

If Mr. Le Brun’s employment is terminated (1) by us without “cause” (as defined in the Le Brun Agreement) or (2) as a result of a notice of non-extension of the Le Brun Agreement provided by us, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A). Mr. Le Brun’s post-termination payments are conditioned on his executing a release in favor of us. In addition, the Le Brun Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Le Brun Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Le Brun will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Le Brun Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Le Brun receives continued base salary will be eighteen months.

Craig E. Malone.    Mr. Malone is employed on an “at-will” basis pursuant to his offer letter (the “Malone Offer Letter”) dated September 23, 2011, currently serving as our Executive Vice President — Product Development.

The Malone Offer Letter provides for an annual base salary originally of $210,000 which has been subsequently increased to $225,000 in connection with Mr. Malone’s promotion to an Executive Vice President in July 2013. In addition to his salary, Mr. Malone is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Mr. Malone is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors.

Indemnity Agreements

We have entered into indemnification agreements with each of our directors. In addition, we have entered into indemnification agreements with certain of our executive officers in their capacity as our executive officers and as directors of certain of our subsidiaries. Each indemnification agreement provides that we will, subject to certain exceptions, indemnify the indemnified person in respect of any and all expenses incurred as a result of any threatened, pending or completed action, suit or proceedings involving the indemnified person and relating to the indemnified person’s service as an executive officer or director of ours. We will also indemnify the indemnified person to the fullest extent as may be provided under the provisions of our By-Laws and Delaware law. The indemnification period lasts for as long as the indemnified person is an executive officer or director of ours and continues if the indemnified person is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative, by reason of fact that the indemnified person was serving in such capacity. Upon request, we must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified under any provision of the indemnification agreement, our By-Laws, Delaware law or otherwise.

Policies and Procedures for Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable NASDAQ rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the NASDAQ rules).

POTENTIAL SERVICE PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables below reflect the amount of compensation payable to each Named Executive Officer in the event of termination of such executive’s employment or upon a change of control based on the applicable provisions of the Named Executive Officer’s employment arrangements, RSU award agreements, SAR award agreements and MPU award agreements. The amount of compensation payable to each Named Executive Officer upon voluntary termination, termination without cause, non-extension of employment agreement, termination related to relocation, change of control, disability or death is shown below for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone. All severance payments to the Named Executive Officers are conditioned on the execution of a release discharging the Company of any claims or liabilities in relation to the Named Executive Officer’s employment with the Company. The tables assume an effective date of a change of control and termination of employment on December 31, 2014 and the amount of compensation payable to each Named Executive Officer is based upon the employment arrangement for such Named Executive Officer as in effect as of that date. See “Certain Relationships and Transactions with Related Persons — Employment Arrangements” for descriptions of the employment arrangements currently in effect for our Named Executive Officers.

Change of Control Triggers

For the purposes of the severance payments under the Named Executive Officer employment arrangements, “change of control” means:

•	the Company’s merger or consolidation with another corporation or entity;

•	the Company’s transfer of all or substantially all of its assets to another person, corporation, or other entity; or

•

a sale of the Company’s stock in a single transaction or series of related transactions that results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities for the election of directors of the surviving company or entity immediately following such transaction or series of transactions (other than any registered, underwritten public offering by the Company of the Company’s stock or pursuant to any stock-based compensation plan of the Company).

For purposes of the stock option awards under the 2004 Stock Option Plan, a “change of control” means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions, of:

•	ownership of more than 50% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally; or

•

all or substantially all of the direct and indirect assets of the Company and its subsidiaries, other than by a person, firm, entity or group, which together with its affiliates, prior to such purchase or other acquisition, owned at least 50% of the outstanding common equity of the Company.

For purposes of the RSU awards and SAR awards, awards will vest upon the effective date of a “change in control” having a value in excess of $6.045 per share where “change in control” means an event that would be considered a change in control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the total fair market value or total voting power of the outstanding stock of the Company;

•

the acquisition by a person or group, within a 12-month period, of beneficial ownership of 30% or more of the total voting power of the outstanding stock of the Company; a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or the acquisition by a person or group of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary of the

Company, (ii) shareholder(s) owning 50% or more of the total value or voting power of the outstanding stock of the Company, (iii) an entity at least 50% owned by shareholder(s) described in clause (ii), or (iv) shareholder(s) receiving the assets in exchange for or with respect to the Company’s stock.

For purposes of the MPU awards, awards will vest upon the effective date of a “change of control” where “change in control” has the meaning under Section 409A described above.

Post-Termination Covenants

The RSU awards and SAR awards are subject to a non-competition provision restricting the Named Executive Officer’s employment with a competitor for six months following termination. The RSU awards and SAR awards are also subject to a non-solicitation provision restricting the Named Executive Officer from soliciting certain business or recruiting certain of the Company’s employees for one year following termination. If the Company determines that the Named Executive Officer violated these provisions of the RSU award or SAR award, the Named Executive Officer will forfeit all rights to any RSUs or SARs under the awards and will have to return to the Company the value of any RSUs or SARs awarded to the Named Executive Officer by the Company. The Named Executive Officers are also subject to post-termination non-competition, non-solicitation and confidentiality provisions in their employment agreements. See “Certain Relationships and Transactions with Related Persons — Employment Agreements”.

Marc Eisenberg

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	Relocation Termination(1)	For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$468,103	$468,103	$117,026	$—	$702,155
Time-based SARs (unvested and accelerated)(3)	—	—	—	—	37,200
Performance-based RSUs (unvested and accelerated)(4)	—	—	—	—	379,320
MPUs (unvested and accelerated)(5)	—	—	—	—	394,363

(1)	Assumes an effective date of a change of control or termination on December 31, 2014 and that the change of control transaction occurred at $6.54 per share, the closing price of the shares at the effective date.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Eisenberg’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. He is also entitled to continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $18,103 at December 31, 2014. If the Company elects to relocate Mr. Eisenberg’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Eisenberg will be entitled to continued base salary and health insurance coverage as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary and continued health insurance coverage will be three months instead of one year. In the event Mr. Eisenberg’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary and health insurance coverage for eighteen months.

(3)

Time-Based SARs:    Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Eisenberg would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2014, he had 60,000 unvested time-based SARs with a value of $37,200 based on the difference between the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014 and the SAR base price of $5.92 per share. Mr. Eisenberg has 75,000 unvested time-based SARs, which are not reflected in the table, because the SAR base price of $6.60 exceeds the closing price of the Company’s stock of $6.54 per share as of December 31, 2014.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Eisenberg would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2014, he had 58,000 unvested performance-based RSU awards with a value of $379,320 based on the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Eisenberg would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Eisenberg’s outstanding MPU awards had an aggregate pay-out value of $394,363, equivalent to the sum of 28% of his base salary for 2013, 30% of his base salary for 2014 and 33% of his base salary for 2015, or 60,300 shares of the Company’s common stock based on the closing price of $6.54 per share as of December 31, 2014.

Robert Costantini

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	Relocation Termination(1)	For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$323,821	$323,821	$80,955	$—	$485,732
Time-based SARs (unvested and accelerated)(3)	—	—	—	—	16,740
Performance-based RSUs (unvested and accelerated)(4)	—	—	—	—	117,720
MPUs (unvested and accelerated)(5)	—	—	—	—	272,871

(1)	Assumes an effective date of a change of control or termination on December 31, 2014 and that the change of control transaction occurred at $6.54 per share, the closing price of the shares at the effective date.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Costantini’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. He is also entitled to continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $13,821 at December 31, 2014. If the Company elects to relocate Mr. Costantini’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Costantini will be entitled to continued base salary and health insurance coverage as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary and continued health insurance coverage will be three months instead of one year. In the event Mr. Costantini’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary and health insurance coverage for eighteen months.

(3)

Time-Based SARs:    Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Costantini would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2013, he had 27,000 unvested time-based SARs with a value of

$16,740 based on the difference between the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014 and the SAR base price of $5.92 per share. Mr. Costantini has 27,000 unvested time-based SARs, which are not reflected in the table, because the SAR base price of $6.60 exceeds the closing price of the Company’s stock of $6.54 per share as of December 31, 2014.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Costantini would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2014, he had 18,000 unvested performance-based RSU awards with a value of $117,720 based on the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Costantini would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Costantini’s outstanding MPU awards had an aggregate pay-out value of $272,871, equivalent to the sum of 28% of his base salary for 2013, 30% of his base salary for 2014 and 33% of his base salary for 2015, or 41,723 shares of the Company’s common stock based on the closing price of $6.54 per share as of December 31, 2014.

John J. Stolte, Jr.

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Change in Control(1)	Death(1)	Disability(1)
Severance payments(2)	$258,000	$—	$387,000	$258,000	$258,000
Time-based SARs (unvested and accelerated)(3)	—	—	14,260	—	—
Performance-based RSUs (unvested and accelerated)(4)	—	—	91,560	—	—
MPUs (unvested and accelerated)(5)	—	—	227,283	—	—

(1)	Assumes an effective date of a change of control or termination on December 31, 2014 and that the change of control transaction occurred at $6.54 per share, the closing price of the shares at the effective date.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Stolte’s employment is (a) involuntarily terminated without cause by the Company, (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or (c) terminated due to death or disability, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. In the event Mr. Stolte’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary for eighteen months.

(3)	Time-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Stolte would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2014, he had 23,000 unvested time-based SARs with a value of $14,260 based on the difference between the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014 and the SAR base price of $5.92 per share. Mr. Stolte has 23,000 unvested time-based SARs, which are not reflected in the table, because the SAR base price of $6.60 exceeds the closing price of the Company’s stock of $6.54 per share as of December 31, 2014

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Stolte would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2014, he had 14,000 unvested performance-based RSU awards with a value of $91,560 based on the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Stolte would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Stolte’s outstanding MPU awards had an aggregate pay-out value of $227,283, equivalent to the sum of 28% of his base salary for 2013, 30% of his base salary for 2014 and 33% of his base salary for 2015, or 34,753 shares of the Company’s common stock based on the closing price of $6.54 per share as of December 31, 2014.

Christian G. Le Brun

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$245,000	$—	$367,500
Time-based SARs (unvested and accelerated)(3)	—	—	14,260
Performance-based RSUs (unvested and accelerated)(4)	—	—	91,560
MPUs (unvested and accelerated)(5)	—	—	201,901

(1)	Assumes an effective date of a change of control or termination on December 31, 2014 and that the change of control transaction occurred at $6.54 per share, the closing price of the shares at the effective date.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Le Brun’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. In the event Mr. Le Brun’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary coverage for eighteen months.

(3)	Time-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Le Brun would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2014, he had 23,000 unvested time-based SARs with a value of $14,260 based on the difference between the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014 and the SAR base price of $5.92 per share. Mr. Le Brun has 23,000 unvested time-based SARs, which are not reflected in the table, because the SAR base price of $6.60 exceeds the closing price of the Company’s stock of $6.54 per share as of December 31, 2014.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Le Brun would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2014, he had 14,000 unvested performance-based RSU awards with a value of $91,560 based on the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Le Brun would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Le Brun’s outstanding MPU awards had an aggregate pay-out value of $201,901, equivalent to the sum of 28% of his base salary for 2013, 30% of his base salary for 2014 and 33% of his base salary for 2015, or 30,872 shares of the Company’s common stock based on the closing price of $6.54 per share as of December 31, 2014.

Craig E. Malone

Executive Payments Upon Termination	Change in Control(1)
Severance payments(2)	$—
Time-based SARs (unvested and accelerated)(3)	11,160
Performance-based RSUs (unvested and accelerated)(4)	78,480
MPUs (unvested and accelerated)(5)	142,121

(1)	Assumes an effective date of a change of control or termination on December 31, 2014 and that the change of control transaction occurred at $6.54 per share, the closing price of the shares at the effective date.

(2)	Severance Payments: Under the terms of his offer letter, Mr. Malone is not entitled to severance payments.

(3)	Time-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Malone would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2014, he had 18,000 unvested time-based SARs with a value of $11,160 based on the difference between the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014 and the SAR base price of $5.92 per share. Mr. Malone has 18,000 unvested time-based SARs, which are not reflected in the table, because the SAR base price of $6.60 exceeds the closing price of the Company’s stock of $6.54 per share as of December 31, 2014.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Malone would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2014, he had 12,000 unvested performance-based RSU awards with a value of $78,480 based on the closing price of the Company’s common stock of $6.54 per share as of December 31, 2014.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Malone would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Malone’s outstanding MPU awards had an aggregate pay-out value of $142,121, equivalent to the sum of 30% of his base salary for 2014 and 33% of his base salary for 2015, or 21,731 shares of the Company’s common stock based on the closing price of $6.54 per share as of December 31, 2014.

PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

The Audit Committee has appointed the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, subject to the ratification of shareholders. KPMG has acted as our independent registered public accounting firm since 2009.

Before the Audit Committee appointed KPMG, it carefully considered the independence and qualifications of that firm, including their performance in the prior year and their reputation for integrity and for competence in the fields of accounting and auditing. We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees

The following table sets forth the aggregate fees for professional services provided by KPMG for the fiscal years ended December 31, 2014 and 2013, all of which were approved by the Audit Committee:

	Year Ended December 31,
	2014	2013
Audit Fees	$2,078,500	$1,899,500
Audit-Related Fees	240,000	215,000
All Other Fees	2,250	2,250

Audit Fees.    Consisted of audit fees billed by KPMG related to the audits of our annual consolidated financial statements and internal control over financial reporting and the reviews of our quarterly financial statements for fiscal year 2014 and 2013 and fees related to the review of (i) our shelf registration statement and comfort letters for equity offerings in 2014 ($232,500) and (ii) a draft registration statement in connection with a potential acquisition target and our shelf registration statement for a secondary offering in 2013 ($257,000).

Audit-Related Fees.    During fiscal years 2014 and 2013, KPMG provided non-audit services related to financial review of potential acquisition targets.

All Other Fees.    Represents fees for subscription services to professional literature databases.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment and compensation of, and oversight of the work performed by, our independent registered public accounting firm. The Audit Committee pre-approves all audit (including audit-related) services and permitted non-audit services provided by our independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee.

The Audit Committee annually approves the scope and fee estimates for the annual audit to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements and projects on a fiscal year basis, subject to individual project thresholds and annual thresholds. The Chief Financial Officer reports to the Audit Committee regarding the aggregate fees charged by our independent registered public accounting firm compared to the pre-approved amounts.

The board of directors recommends that you vote “FOR” the proposal to ratify the appointment of KPMG as our independent registered public accounting firm, which is presented as Proposal 2.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 3)

We are providing our shareholders with the opportunity to cast an advisory vote to approve executive compensation as described below.

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers in areas such as profitability, growth and system expansion. We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our shareholders over the long-term. For example, a large percentage of the Named Executive Officers’ annual cash bonus opportunity and performance-based equity awards are based on metrics for profitability and revenue growth, which we believe are important measures of the performance of our business and share price, which measures the value provided to our shareholders. We believe the design of our compensation programs, which we have used over the past several years and continue to use for 2015, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. The Compensation Discussion and Analysis contained in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2014 in more detail.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers

The board of directors recommends that you vote “FOR” the proposal regarding an advisory vote to approve executive compensation presented, which is presented as Proposal 3.

OTHER MATTERS

The board of directors is not aware of any other matters to be presented for action by the shareholders at the Annual Meeting. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2015 Annual Meeting of Shareholders properly come before the meeting, proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements under Section 16(a) during fiscal year 2014.

ANNUAL REPORT

Our 2014 Annual Report to Shareholders, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended December 31, 2014, was sent or made available to shareholders with this proxy statement. A copy of our 2014 Annual Report to Shareholders is also available on the internet at www.edocumentview.com/orbc

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2016

To be eligible for inclusion in our proxy statement and the proxy card pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2016 Annual Meeting of Shareholders must be received on or before November 25, 2015 by the Office of the Secretary at our headquarters, 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Office of the Secretary at the above address by January 23, 2016. If the proposal is not “timely” within the meaning of Rule 14a-4(c), the proxies solicited by us for the 2016 Annual Meeting of Shareholders may confer discretionary authority to us on such proposal. In addition, our By-Laws require a shareholder desiring to propose any matter for consideration of the shareholders at the 2016 Annual Meeting of Shareholders or to nominate an individual to our board of directors to notify the Office of the Secretary in writing at the address above on or after December 25, 2015 and on or before January 23, 2016. If the number of directors to be elected to the board at the 2016 Annual Meeting of Shareholders is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 12, 2016, a shareholder proposal with respect to nominees for any new position created by such increase will be considered timely if received at the Office of the Secretary not later than the tenth day following our public announcement of the increase.

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

ADMISSION TO THE 2015 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and proper identification will be required for admission to the Annual Meeting of Shareholders on April 22, 2015. Admission tickets are printed on the outside back cover of this proxy statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of the March 2, 2015 record date.

Notice: If you plan on attending the 2015 Annual Meeting,

please cut out and use the admission ticket(s) below.

No admission will be granted without an admission ticket.

Annual Meeting of Shareholders

April 22, 2015, 8:00 a.m. (local time)

Hyatt Regency Reston 1800 Presidents Street Reston, Virginia 20190 1-703-709-1234

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

ORBCOMM Inc.	ORBCOMM Inc.

2015 Annual Meeting of Shareholders	2015 Annual Meeting of Shareholders

Hyatt Regency Reston	Hyatt Regency Reston
1800 Presidents Street	1800 Presidents Street
Reston, Virginia 20190	Reston, Virginia 20190
1-703-709-1234	1-703-709-1234

April 22, 2015	April 22, 2015
8:00 a.m. (local time)	8:00 a.m. (local time)
Admit ONE	Admit ONE

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 21, 2015.
Vote by Internet
• Go to www.envisionreports.com/ORBC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Items 1, 2 and 3.					+
1. Election of Directors Nominees:	For	Withhold		For	Withhold
01 - JEROME B. EISENBERG	☐	☐	02 - MARCO FUCHS	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐	3.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	2 2 D V	+

020IWA

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, APRIL 22, 2015

8:00 AM EDT

HYATT REGENCY RESTON

1800 PRESIDENTS STREET

RESTON, VA 20190

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL, SEE THE

INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2014 Annual Report to Shareholders are available at: www.edocumentview.com/ORBC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ORBCOMM INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marc J. Eisenberg and Christian G. Le Brun, jointly and severally, proxies, with full power of substitution, to vote shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 22, 2015 or any postponement or adjournment thereof. Such proxies are directed to vote as specified or, if no specification is made, “FOR” the election of the two nominees proposed for election as directors with terms expiring at the Annual Meeting in 2018, and “FOR” Proposal 2 and “FOR” Proposal 3 and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

TO VOTE IN ACCORDANCE WITH THE COMPANY’S RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED.

(Continued and to be marked, dated and signed, on the other side)